UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 6, 2021
FREYR Battery
(Exact name of registrant as specified in its charter)
Luxembourg	001-40581	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
412F, route d’Esch, L-2086 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 00 352 46 61 11 3721
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	FREY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	FREY WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
The board of directors of FREYR Battery, a corporation in the form of a public limited liability company (société anonyme) incorporated under the laws of Luxembourg (“Pubco” or “FREYR”) reached a final investment decision to proceed with the construction of Pubco’s Customer Qualification Plant on July 13, 2021 (the “Decision”). In light of the Decision, Pubco is filing this Amendment No. 1 on Form 8-K/A (the “Amended Filing”) to its Form 8-K filed on July 13, 2021 (the “Original Filing”), in which Pubco reported, among other events, the completion of the Business Combination (as defined in the Original Filing), to (i) amend Item 2.01 to update the Business and Properties, Risk Factors, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (ii) amend Item 3.02 therein. Capitalized terms used but not defined herein have the meanings assigned to them in the Original Filing.
Item 2.01   Completion of Acquisition or Disposition of Assets
Cautionary Note Regarding Forward-Looking Statements
Pubco believes that some of the information in this Current Report on Form 8-K constitutes forward-looking statements for the purposes of federal securities laws. You can identify these statements by forward-looking words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “possible,” “potential,” “anticipate,” “contemplate,” “believe,” “estimate,” “plan,” “predict,” “project,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:
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discuss future expectations;

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contain projections of future results of operations or financial condition; or

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state other “forward-looking” information.

Forward-looking statements in this Current Report on Form 8-K may include, for example, statements about:
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the expected benefits of the Business Combination;

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Pubco’s financial and business performance following the Business Combination, including financial projections and business metrics;

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changes in Pubco’s strategy, future operations, financial position, estimated revenues and losses,

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projected costs, prospects and plans;

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the implementation, market acceptance and success of Pubco’s business models;

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Pubco’s ability to scale its manufacturing capability in a cost-effective manner;

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developments and projections relating to Pubco’s competitors and industry;

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the impact of health epidemics, including the COVID-19 pandemic, on Pubco’s business and the actions Pubco may take in response thereto;

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Pubco’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

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expectations regarding the time during which Pubco will be an emerging growth company under the JOBS Act;

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Pubco’s future capital requirements and sources and uses of cash;

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Pubco’s ability to obtain funding for its operations;

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Pubco’s business, expansion plans and opportunities;

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the outcome of any known and unknown litigation and regulatory proceedings; and

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Pubco’s relationship with 24M, including the licensing and services agreement with 24M to use 24M’s process technology and accelerate Pubco’s time to market.

Pubco believes it is important to communicate its expectations to its security holders. However, there may be events in the future that Pubco is not able to predict accurately or over which it has no control. The risk factors and cautionary language discussed in the Original Filing and the Amended Filing, including in the section titled “Form 10 Information — Risk Factors”, provides examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Pubco in such forward-looking statements, including among other things:
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changes adversely affecting the battery industry and the development of existing or new technologies;

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the effect of the COVID-19 pandemic on Pubco’s business;

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the outcome of any legal proceedings that may be instituted against Pubco following the announcement of the Business Combination and transactions contemplated thereby;

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the risk that the Business Combination disrupts current plans and operations of Pubco;

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Pubco’s ability to recognize the benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Pubco to grow and manage growth profitably;

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costs related to the Business Combination;

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the failure of 24M technology or Pubco’s batteries to perform as expected;

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24M or other future counterparties will provide similar licenses to other manufacturers which will increase Pubco’s competition;

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Pubco’s ability to manufacture battery cells and to develop and increase its production capacity in a cost-effective manner;

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the electrification of energy sources does not develop as expected, or develops more slowly than expected;

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technological developments in existing technologies or new developments in competitive technologies that could adversely affect the demand for Pubco’s battery cells;

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general economic conditions;

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increases in the cost of electricity or raw materials and components;

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Pubco’s ability to protect its intellectual property;

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changes in applicable laws or regulations, including environmental and export control laws;

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Pubco’s ability to retain key employees;

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Pubco’s business strategy and plans;

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Pubco’s ability to target and retain customers and suppliers;

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the failure to build Pubco’s finance infrastructure and improve its accounting systems and controls;

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the inability of Pubco to assert, enforce and otherwise protect against unauthorized use of intellectual property rights licensed from 24M, which could result in its competitors using the intellectual property to offer products;

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the outcome of any legal proceedings relating to Pubco’s products and services, including intellectual property or product liability claims;

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whether and when Pubco might pay dividends;

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the ability of Pubco to source its materials from an ethically- and sustainably-sourced supply chain; and

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the result of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.

All forward-looking statements included herein attributable to Pubco or any person acting on Pubco’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Pubco undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.
The disclosure in Item 2.01 of the Original Filing under the captions “Form 10 Information — Business and Properties”, “— Risk Factors” and “— Management’s Discussion and Analysis of Financial Condition and Results of Operations” is hereby replaced with the following:
Business and Properties
INDUSTRY OVERVIEW
This section provides an overview of the industry in which Pubco operates. References in this section to “we,” “us” or “FREYR” refer to Pubco and its subsidiaries.
The global response to climate change is driving two notable trends. First, a shift from an energy system based on fossil fuels to one based on renewable, intermittent sources of energy such as solar and wind power. Second, an increased electrification of existing transportation, energy, industrial and infrastructure systems. FREYR believes that these two trends will substantially drive increased demand for batteries and energy storage systems across all major regions and market segments.
Battery Market Landscape
Key Market Segments
EV Market
Driven by global government carbon reduction goals and shifting consumer preferences for cost-competitive low-carbon transportation, the electric vehicle (“EV”) market comprises passenger vehicles and commercial vehicles, as well as specialized applications such as maritime vessels. Battery demand from passenger and commercial vehicle markets alone would require an estimated 4,257 GWh/year of global battery cell production by 2030. From 2018 to 2030, battery demand for passenger and commercial vehicle markets is expected to grow at a compound annual growth rate (“CAGR”) of 37% and 41%, respectively. Based on improved technology and continued tightening government regulation, FREYR believes that demand growth could be the strongest in the U.S. and Europe with 990 GWh/year new capacity required by 2030, which is above some analysts’ estimates.
ESS Market
The growth of the EV market will also result in greater need for reliance on power storage to fuel transportation. Renewable energy continues to gain market share for electricity generation globally, representing about 26% in 2019. Many of the renewable energy sources, including solar and wind, are intermittent, requiring energy storage systems (“ESS”) in order to fully utilize the power generated by these systems. Battery solutions are therefore a critical component of this accelerating shift to renewables. From 2018 to 2030, battery demand for the ESS market is anticipated to grow at a CAGR of 44% reaching 670 GWh/year in demand by 2030. This possible growth rate exceeds the anticipated growth rates of both passenger and commercial EVs.

Market Opportunity: Battery Undersupply
Estimates for continued strong growth in battery demand imply a potentially significant undersupply of battery production capacity starting in 2026. Regional battery undersupply in the European Union and North America is expected to be even more pronounced. The projected battery demand from EV production in Europe in 2030 is substantially higher than the currently announced European battery production capacity, including large projects such as Northvolt in Sweden, LG Chem in Poland, Samsung SDI in Hungary and CATL in Germany. The gap between supply and demand will likely have to be met by imports, additional new battery manufacturing capacity in Europe or a combination thereof.
Currently, the market is primarily supplied by large, Asian battery manufacturing companies (see “Information about FREYR — Competition” for more information). As EV manufacturers in the European Union and North America have increasingly looked to develop localized battery production and supply chains for long-term security of supply, certain of these Asian battery manufacturers have built, or have announced, manufacturing facilities located in Europe and the United States to serve customers in those locations. This localization of supply has been driven by several factors, including: security of supply of critical energy infrastructure, potential impact of trade policies on the availability of goods, increased scrutiny on supply chain tracing emphasized in Europe and North America and logistical challenges of global manufacturing highlighted by COVID-19. In addition, there is growing uncertainty regarding the continued availability of Chinese battery exports. The Chinese government has announced an ambition for 25% EV penetration within China by 2025, which will likely require an increased amount of Chinese produced batteries to not be exported outside of that country and which consequently would decrease supply to the rest of the world. If Chinese exports are excluded, current estimates imply a significant global battery undersupply starting as early as 2023-2024.

Global Battery Supply/Demand Outlook, 2010-30
GWh installed/year
6,000
5,000
4,000
3,000
2,000
1,000
0
2030e
Potential
~3,700 GWh
supply shortfall
=
115 Required
Gigafactories
China Supply
North America Supply
Europe Supply
Asia ex. China Supply
Global Battery Demand
2010
2012
2014
2016
2018
2020
2022
2024
2026
2028
2030

Note: The indicated outlook should not be construed as estimates or guidance for future developments of the Company

All Gigafactory solutions needed to meet expected surge in global demand

Source: Rystad Energy, Study commissioned from global management consultancy

Battery Sustainability Issues
Increased government and consumer focus on carbon emissions, coupled with growing understanding of the battery supply chain and its externalities, have led to increased scrutiny on the total lifecycle carbon footprint of lithium-ion batteries from all steps of the battery value chain. This includes the mining and extraction of raw materials, the battery manufacturing process, and battery disposal post useful life.
Beginning with the upstream extraction and sourcing of materials for battery manufacturing, consumers and other stakeholders are focused on sustainability issues including water use intensity, air and water pollution, greenhouse gas (GHG) emissions, energy intensity, and labor practices associated with extraction of elements such as lithium, cobalt, graphite and nickel. (See “Information about FREYR — FREYR Full-Cycle Sustainability” for more information.)
In the battery production phase, the manufacturing of lithium-ion batteries is a highly energy intensive process, and the energy sources used in production account for the greatest portion of the lifecycle carbon footprint. As a result, using renewable power in manufacturing can have a strong impact on the total lifecycle carbon footprint of a battery.
The recyclability of batteries — or the current range of impediments to this recycling — is also an increasing sustainability focus. Repurposing lithium-ion batteries can be complex and expensive, resulting in relatively low recycling rates in the current market. Increasing recycling of batteries and battery materials could enable the industry to reuse raw materials, reduce energy consumption, and limit waste, altogether yielding potential cost savings and reducing batteries’ environmental footprint.

INFORMATION ABOUT FREYR
Shareholders should read this section in conjunction with the more detailed information about FREYR contained in this Current Report on Form 8-K and in the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Registration Statement on Form S-4 (File No. 333-254743), filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2021, including FREYR’s audited and unaudited financial statements and the other information appearing in the section titled “FREYR’s Management’s Discussion & Analysis of Financial Condition and Results of Operations.” References in this section to “we,” “us,” “FREYR” and “our” are intended to refer to Pubco and its subsidiaries, unless the context clearly indicates otherwise.
FREYR’s mission and vision is to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries. The global response to climate change is driving two notable trends: first, a shift from an energy system based on fossil fuels to an energy system based on renewable, intermittent sources of energy such as solar and wind power, and second, an increased electrification of existing transportation, energy and infrastructure systems. FREYR believes that these two trends will drive substantially increased demand for electricity storage in general and the need for lithium-ion batteries in particular.
As the amount of electricity derived from intermittent sources increases, electricity storage will be required to store power when generation exceeds demand and discharge power when demand exceeds generation. Lithium-ion batteries are a practical, widely used solution for electricity storage, and FREYR believes that meeting the demand for new sources of electricity generation and ESS solutions with lithium-ion batteries represents a significant growth opportunity.
FREYR also expects that greater manufacturing efficiencies and continued technology development will drive down the cost of producing lithium-ion batteries per unit of stored energy, which in turn will lead to decreases in battery pricing, thus increasing the attractiveness of batteries and further driving demand. Furthermore, stricter decarbonization regulation from governmental authorities is likely to further drive demand.
FREYR believes that the market for low cost and low carbon content batteries will grow exponentially supported by the dynamics explained above. FREYR believes these mutually reinforcing dynamics should cause demand growth beyond some analysts’ estimates.
FREYR Investment Highlights
Clean and Low-Cost Battery Cells
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FREYR is targeting its carbon emissions to be approximately 15 kg CO2e/kWh of life cycle emissions, more than 80% lower than the current global battery industry average of approximately 80 kg CO2e/kWh.

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FREYR is targeting a total cost of approximately $62/kWh by 2025, including an average profit margin, which is projected to be 20% lower than the global battery industry’s projected average cost in 2025. This cost leadership is intended to be achieved by:

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Implementing our in-licensing based technology strategy at large industrial giga-scale based on what is, in our opinion, the best available technology, which lowers footprint and costs;

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Low-carbon energy, favorable logistics and a highly skilled workforce for efficient production;

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Leveraging a deep partnership model to unlock value chain innovation and lower internal research and development (“R&D”) costs (see “— Partnerships” for more information);

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Catalyzing a Nordic ecosystem for supply of localized raw materials and inputs that leverages low-cost, low-carbon energy, favorable logistics and a highly skilled workforce for efficient production; and

High Growth Battery Market
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The global battery market is fast-growing. It is projected to grow from 241 GWh in 2020 to almost 5,300 GWh in 2030, an estimated 97% of FREYR’s target total addressable market. (See “— Markets” for more information.)

Innovative and Disruptive Semi-Solid™ Technology
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FREYR has entered into a licensing and servicing agreement to use a Semi-Solid™ cell design and process technology developed by 24M. This innovative platform reduces the number of production steps in electrode manufacturing from an estimated 15 steps in a conventional factory (including solvent recovery and cleaning steps) to 5 main steps, which substantially reduces raw material needs, energy and labor costs while reducing manufacturing waste, capital costs and footprint. FREYR expects to be able to apply this process technology to existing and future anode and cathode chemistries for a wide range of product applications. (See “— Licensing Strategy” for more information.)

Advantaged Margins from a Partnership-Based Business Model
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FREYR expects to achieve and later maintain industry leading margins due to:

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Utilization of state-of-the-art production technology to significantly simplify manufacturing process and reduce raw material and manufacturing costs (see “— Licensing Strategy” for more information)

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A partnership-based licensing approach that provides FREYR with a faster and lower cost route to market versus an in-house R&D approach

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FREYR’s long-term ambition to foster a Norwegian and Nordic ecosystem across all aspects of the battery supply chain, from cathode, anode and other materials to recycling, which is expected to further bolster FREYR’s low-cost and margin advantages as well as its environmental sustainability.

Experienced Execution Team
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FREYR has a diversified and experienced management team. The team combines strategic partnership and battery expertise, project execution and operational excellence track-record from large scale industry and renewable energy projects, and experience from disruptive technology and battery and electrical automotive industries. The FREYR team has robust global licensing experience with a deep understanding of licensing and partnership best practices.

FREYR Business Model
FREYR’s initial focus is on production of the battery cell, which represents approximately 32% of battery value chain revenues and is one of the more energy intensive parts of the value chain.

FREYR’s manufacturing platform will have the capabilities to host many types of battery specifications, as determined by customer demand. FREYR expects to pursue (1) licensing-based partnerships to develop and enhance next-generation technology and (2) partnerships with conventional battery cell technology providers.
Licensing Strategy
FREYR has executed the 24M License to use 24M’s Semi-Solid lithium-ion battery platform technology in FREYR’s planned facilities in Mo i Rana, Norway. Founded in 2010 and headquartered in Cambridge, Massachusetts, 24M has been developing a low-cost battery cell design structure and simplified manufacturing platform for over a decade. 24M’s Semi-Solid lithium-ion cell architecture and associated production process has reduced the number of steps required to manufacture traditional lithium-ion battery cells, while still using conventional lithium-ion raw materials.
The 24M License provides FREYR with rights to produce battery cells based on 24M’s current and future technology, subject to the restrictions discussed below. This includes all patents and patent applications owned or controlled by 24M or any of its affiliates as of December 15, 2020, or that 24M or an affiliate develops or acquires ownership or control of at any time during the term of the 24M License that are necessary or useful for, or otherwise related to, the manufacture, assembly, test, operation and service of Semi-Solid battery cells and Semi-Solid battery modules.
The 24M License also provides that 24M will provide services to FREYR, including technical training of engineers, the provision of information relevant to construct and operate the factory and on-site support. The 24M License continues until the expiration, lapse, cancellation, abandonment or invalidation of the last Valid Claim (as defined in the 24M License) of the licensed patents and patent applications, unless terminated earlier by either party pursuant to the terms of the license. 24M may terminate the 24M License if FREYR fails to achieve a sustained production rate of at least 1 GWh per year by December 31, 2024.
The 24M License excludes rights to (a) manufacture battery cells within each of Japan and the ASEAN until December 31, 2022 and (b) sell and offer to sell battery cells within each of Japan and the ASEAN until a future date currently estimated for each to be December 31, 2022. Furthermore, the 24M License only provides for limited exclusivity. With the exception of direct grants to any company that produces more than 500,000 cars and/or more than 10,000 trucks or buses annually, 24M will refrain from granting any license to manufacture battery cells within (i) the Scandinavian Region through December 31, 2023 and (ii) the EEA, excluding the Scandinavian Region and the grant of no more than two licenses, inclusive of that granted to FREYR in the 24M License, through December 31, 2023, in either case wherein the battery cells are produced for use, used or sold for grid connected electricity storage system applications that have more than 200 kWh of lithium-ion battery storage capacity, excluding any applications related to automotive charging or discharging.
In exchange for the services from 24M, FREYR will pay a total of $19,300,000 in service fees during 2021. A payment of $2,500,000 was paid prior to January 15, 2021, another payment of $2,500,000 is due on or before July 31, 2021 and the remaining payment of $14,300,000 is due upon the earlier of (x) when FREYR makes its final investment decision to proceed with the construction of Fast-Track Gigafactory 1 and (y) December 31, 2021. For the year ended December 31, 2020, FREYR paid $700,000 related to the 24M License. FREYR will also pay an ongoing royalty fee based on sales volumes with minimum annual payments of $3,000,000 beginning on the three-year anniversary of the effective date of the 24M License. On January 18, 2021, FREYR amended the 24M License to extend the latest date of services to be provided from December 31, 2022 to December 31, 2023 and that beyond December 31, 2023, any services provided would be incurred on a time and materials basis.
The 24M process incorporates technology that can reduce raw material needs, manufacturing waste, energy consumption, labor requirement and capital costs to enable the production of low-cost, higher energy-density batteries. These will be used in residential and commercial ESS, EVs with slower charge requirements and specialized transportation markets, including commercial vehicles and maritime solutions. FREYR expects to be able to apply this battery cell and production process technology to any commercially available cathode and anode chemistry for a wide range of applications. 24M is also developing faster charge EV solutions for the broader consumer EV segment based on the 24M production platform which could further increase the market penetration and adoption of the technology.

The advantages of the 24M process technology, as FREYR understands it, includes:
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Less raw materials are needed for the 24M manufacturing method in factories with comparable capacity (approximately 20% lower bill of materials costs based upon 2020 estimates)

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Battery production process is free of 1-methyl-2-pyrrolidone (“NMP”), an industrial solvent subject to regulation in Europe and a complex and costly recovery process

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Chemistry-agnostic platform features supporting current and next generation anode and cathode chemistries, such as higher silicon content anodes, higher voltage cathodes, dual electrolyte systems and pre-lithiation implementation

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Elimination of several typical process steps — while the conventional battery cell electrode manufacturing process requires several complicated integrated units (including solvent recovery), the 24M process significantly reduces the number of production steps

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Significant reduction of the total manufacturing area compared to the conventional process, mainly due to the elimination of multiple production process steps as described above potentially resulting in substantially lower construction costs and lower depreciation than other battery manufacturers

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Material reduction of energy consumption compared to conventional process, again due to the fewer production steps above, several of which are energy intensive

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Significant reduction in the use of inactive raw materials, due to thicker electrodes with more active, energy carrying material

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Reduced labor requirements, again due to fewer production steps

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Larger cell formats

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Simplified recycling process, enabling a simpler recycling process relative to conventional battery cells, primarily due to the elimination of the need for a binder in the 24M process

FREYR’s Planned Production Process Based on 24M’s Platform
With 24M’s technology, it is possible to develop different sizes, formats, and chemistries to meet customer requirements, supporting the penetration of a larger total addressable market for FREYR’s products.
Licensing 24M’s chemistry-flexible process technology could allow FREYR to shorten the time to market and maintain flexibility to provide production capacity for a range of customers with varied needs and chemistry preferences. The 24M License will allow FREYR to quickly approach potential customers in the ESS market by providing 24M produced samples in advance of the completion of FREYR’s Customer Qualification Plant. As compared to an in-house R&D approach, licensing gives FREYR a faster and lower cost route to market, access to the latest technologies, and greater ability to adapt to market changes due to more flexibility in selection of partners and technologies.
While FREYR’s current next-generation technology platform is based on the existing 24M License, FREYR will continue to investigate and validate new, emerging technologies for potential in-licensing opportunities.
OEM Partnership Strategy
FREYR plans to target in-licensing and/or joint venture-based partnerships with top battery cell producers from Asia or elsewhere, but FREYR currently has no definitive joint venture agreements in place. FREYR will use its partner’s design and process technology blueprint to develop and construct a Gigawatt-scale production facility to produce battery cells to be sold in the European market. Through such potential in-licensing and/or joint venture structure, potential up- and downstream activities could also be provided, which will further support FREYR’s plans to add increased scale to build a clean and sustainable Nordic supply chain.
FREYR has identified several large suppliers to battery cell production who have ambitions and robust plans to expand their industrial footprint and business in Europe where demand for batteries is growing exponentially. FREYR can provide suppliers to battery cells producers with a scalable, environmentally friendly, European-based solution to increased battery manufacturing requirements.
FREYR Full-Cycle Sustainability
FREYR defines full-cycle sustainability as environmentally-friendly, ethical practices across all aspects of the battery supply chain, from sourcing raw materials upstream to manufacturing to recycling. FREYR’s ambition is to achieve full-cycle sustainability by:
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Upstream:

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Low-carbon, low-impact sourcing raw materials — FREYR is working with some of the leading companies along the supply chain, targeting to build a Nordic ecosystem of industrial partners who are focused on sustainable production and sourcing. Among the key raw materials involved in battery manufacturing, the majority (including but not limited to graphite, LFP, nickel, cobalt, copper and carbon black) can potentially be supplied from Nordic countries as well as from other locations across Europe. In addition to working with suppliers who employ carbon-conscious extraction techniques, a more localized supply chain could also lower carbon emissions by reducing transportation requirements.

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Upholding human and labor rights — FREYR is committed to strong standards and policies supporting human and labor rights and plans to factor these matters into our supply chain decision-making. FREYR will seek suppliers that have stated standards and ambitions which are similar to FREYR’s standards prior to adding them to the FREYR supply chain. This aspect of our strategy will be overseen by our Board of Directors, to be supported by policies and procedures to be put in place under their guidance and supervision.

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Manufacturing:

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Simplifying the manufacturing process — The 24M technology has five main manufacturing process steps for electrode manufacturing, which is a substantial reduction compared to electrode production in conventional battery cell production. The elimination of these process steps through the 24M technology platform reduces material inputs and required energy consumption, lowering overall carbon footprint. In addition, the design of FREYR’s manufacturing facilities will target zero emissions of toxic substances and other waste from the manufacturing process.

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Leveraging available low-carbon, low-cost energy supply — Norway’s focus on climate risk mitigation means that low carbon energy supply is very accessible. FREYR’s manufacturing power source will draw primarily from carbon-free hydropower that is readily available in the region. In addition, the cool, dry climate in Norway helps reduce energy consumption and ready access to cooling water is a key factor in battery cell production.

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Reducing scrap rates — FREYR’s ambition is to establish a “zero defect” production system through enhanced engineering, process testing, and simplified production processes. This can significantly reduce materials waste, as well as manufacturing costs.

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Responsible labor practices— FREYR is committed to strong standards and policies for human and labor rights within our manufacturing facilities. This aspect of our strategy will be overseen by our Board of Directors.

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Recyclability:

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Simplifying the recycling process — the 24M process is both solvent-free and binder-free, which reduces the need for hazardous materials in production, and should significantly increase the recyclability of batteries after their use, because the absence of these components enables mechanical recycling and allows active materials to be re-used directly in the production process without any need for refinement or processing.

Significant Reduction Versus Average Carbon Emissions
Through its focus on the full-cycle sustainability of its products, FREYR’s target is approximately 15 kg CO2e/kWh of life cycle carbon emissions, more than 80% lower than the current global battery industry average of approximately 80 kg CO2e/kWh.
Markets
The global battery market is fast-growing — projected to grow from 241 GWh in 2020 to almost 5,300 GWh in 2030. FREYR believes that its total addressable market will be over 5,100 GWh in 2030.
FREYR, with 24M technology, is employing an optimized and lower-cost production process and battery technology that is currently best suited for applications that require high energy density over power density. FREYR will therefore initially target ESS and commercial vehicle markets — battery markets with the highest projected CAGR from 2018 to 2030, 44% and 41%, respectively. FREYR will also initially target markets for marine applications and EVs with slower charge requirements.
FREYR will target additional markets, including consumer EVs, through both the joint venture model as well as through the licensing model. FREYR plans to produce faster charge battery cells for the broader consumer EV segment through the 24M platforms as well as through joint ventures and potentially additional licensing partnerships.

Competition
FREYR’s competitors include major battery manufacturers currently supplying the markets, automotive OEMs, and potential new entrants, including CATL (China), BYD (China), LG Chem (South Korea), Samsung SDI (South Korea), SK Innovation (South Korea), Panasonic (Japan), and Northvolt (Sweden). Additionally, there are several development-stage companies seeking to improve conventional lithium-ion batteries or to develop new technologies for batteries. These companies are in varying stages of development and commercialization.
Development Plan
Customer Qualification Plant — FREYR has made the final investment decision to proceed with construction of an industrial-scale Customer Qualification Plant in an existing 13,000m2 building in Mo i Rana. Production from the Customer Qualification Plant will be used to provide samples to enable early customer engagement and to test new material suppliers and new solutions over time.
Fast-Track Gigafactories (1-2) — the first two plants are currently targeting a total nominal capacity of up to 13 GWh per year (based on NMC battery chemistry) and to be located in an existing 70,000m2 levelled and compacted plot within the Mo Industripark in Mo i Rana. FREYR has an exclusive right to access and develop the 70,000m2 plot, as described in the section titled “— Partnerships”.
Fast-Track Gigafactories (3-4) — the second two plants are planned to have a total nominal capacity of 22 GWh per year (based on NMC battery chemistry) and to be located at another 100,000m2 within Mo Industripark adjacent to the Customer Qualification Plant.
In addition to the locations identified for the Customer Qualification Plant and the Fast-Track Gigafactories, FREYR has identified locations with favorable logistics access and power availability, including and up to an additional 1,000,000 m2 near Mo Industripark. These locations may in the future be relevant for one or more of the Joint Venture Gigafactories or additional production Gigafactories (5-6), with an aggregated estimate of nominal production capacity of 48 GWh per year (based on a combination of NMC and LFP battery chemistry).
Based on the above production estimates, FREYR is targeting approximately 83 GWh per year (based on a combination of NMC and LFP battery chemistry) of total nominal capacity by 2028.
As of 2019, FREYR’s Mo i Rana production location has about 6 terrawatt-hours of surplus power that is nearly 100% generated from low carbon sources, including hydropower and wind power. FREYR’s Mo i Rana production location has pre-existing industrial infrastructure, including a deepwater port, nearby railway and road access, and available warehouse capacity which is expected to enable FREYR to have cost advantaged transportation logistics and shorten the development time.

FREYR’s stage-gated development approach is expected to enable it to quickly qualify products, demonstrate manufacturing processes, and produce sample cells for off-take through the Customer Qualification Plant at Megawatt-scale. Subsequent development of additional gigawatt-scaled capacity in close cooperation with equipment and system suppliers is expected to establish FREYR as a world leading Gigawatt-scale battery provider. This manufacturing flexibility is expected to allow FREYR to scale modularly to meet customer demand and thus further enhance its competitive advantages.
FREYR estimates that the number of employees at the manufacturing plants will be approximately as follows: 30-50 employees at the end of 2021, 350 employees at the end of 2022, 1,000 employees at the end of 2024, and 1,500 employees at the end of 2025. These estimates assume that there will be no delays in equipment deliveries, travel for employees or other transportation issues due to the COVID-19 pandemic or other unpredictable circumstances.
Manufacturing Process
In Fast-Track Gigafactories (1-4), FREYR plans to use the five main manufacturing process steps for electrode manufacturing licensed by FREYR pursuant to the 24M License, as further described in “— FREYR Business Model — Licensing Strategy” and “— FREYR Business Model — FREYR’s Planned Production Process Based on 24M Technologies’ Platform”. For later plants, FREYR will implement licensed 24M or other technologies or a joint venture model with existing, well-established battery cell technology owners, primarily targeting the passenger vehicle space. In the joint venture plants, FREYR will use the partner’s technology blueprint to develop and construct a Gigawatt-scale production facility based on the partner’s design and process technology to produce battery cells mainly for the European and U.S. markets. FREYR has made the final investment decision to proceed with construction of its Customer Qualification Plant, is preparing to order equipment and aims to start installing the equipment in the Customer Qualification Plant from the first quarter of 2022.
Material Supply
There are many suppliers of materials for battery cell manufacturing, many of which are currently located in Asia. Initially, FREYR will rely on qualified suppliers through 24M’s supply chain while embarking on internal qualification of new material providers which could take between 12 and 24 months.
Ultimately, FREYR anticipates the migration of its supply chain into the Nordic region. FREYR is currently in discussions with several raw material suppliers to source material supply in the Nordic region. FREYR believes that regional raw material supply will expand its low cost, margin, and sustainability advantages by minimizing the distance supplies must travel and ensuring supply chain consistency. FREYR also expects that material supply from the Nordic region will make it a more attractive trade partner given potential trade policy developments, increased supply chain tracing in Europe and North America, and logistical challenges of global manufacturing highlighted by COVID-19. FREYR is currently in early stage dialogues with existing global material suppliers to expand into the Nordic region to further leverage low-cost “green” electricity and Norway’s skilled engineering-based labor force from the country’s legacy energy industry.
Partnerships
FREYR is currently in discussions with numerous potential suppliers and partners. The list below describes the status of discussions with some of these potential suppliers and partners. Unless otherwise indicated, FREYR has not entered into binding agreements with these parties.
24M
FREYR has entered into the binding 24M License to use 24M’s process technology and accelerate FREYR’s time to market. The 24M License excludes rights to manufacture, offer for sale or sell battery cells within Japan and the ASEAN until December 31, 2022. Furthermore, the 24M License provides for limited but relevant exclusivity within certain market segments (see “FREYR Business Model — Licensing Strategy” and “FREYR Business Model — FREYR’s Planned Production Process Based on 24M Technologies’ Platform” for more information).

The JV Partner
FREYR and a subsidiary of a major multinational industrial conglomerate (“the JV Partner”) have entered negotiations regarding a draft non-binding memorandum of understanding for a potential joint venture to be formed with the purpose of preparing a project to build battery production and potentially related facilities in North America at a targeted scale at least 50 GWh in annualized battery cell production by 2030 (the “Venture”). As part of these negotiations, FREYR and the JV Partner exchanged draft terms outlining the key commercial points of the potential joint venture in May 2021. However, many key terms of the Venture, including economic and investment terms, have not been agreed to in principal. It is possible that the parties will not be able to agree to enter into a JV MoU.
The draft memorandum of understanding provides a framework for FREYR’s cooperation and provides that FREYR and the JV Partner will work to enter into certain additional arrangements regarding the consummation of a joint venture to use 24M technology at a battery manufacturing facility in North America. The use of 24M process technology in the Venture would require a modification to the 24M License.
There is no guarantee that the draft memorandum of understanding, if entered into, will lead to entry into binding documentation with respect to the Venture, its terms or consummation of the Venture. See the section titled “Risk Factors” for more information.
Any such Venture will also be subject to various operational risks, including execution, regulatory, competition and market risks.
Mo Industripark
On July 19, 2021, FREYR entered into two lease agreements with Mo Industripark with respect to the area to be used for the Customer Qualification Plant. In addition, FREYR and Mo Industripark AS have signed a letter of intent for a brownfield industrial area available to FREYR for developing sustainable lithium-ion battery cell production facilities in Mo i Rana, Norway, using 100% renewable energy. The letter of intent provides FREYR with an exclusive right to lease and develop a further 70,000 m2 brownfield industrial site and a first right of refusal for a third brownfield industrial site area of 100,000 m2, all within the Mo Industripark.
Itochu Corporation
FREYR has entered into a non-binding memorandum of understanding with Itochu Corporation, currently an investor in 24M, for joint commercialization of renewable energy solutions and sales of lithium-ion battery cells for ESS applications. The memorandum of understanding also includes provisions for collaboration in supplying FREYR with raw materials with support of Itochu’s significant materials trading arm. Discussions for the supply of certain raw materials to be used in the Customer Qualification Plant are currently ongoing.
Siemens AS
FREYR has entered into a non-binding agreement of cooperation with Siemens AS which provides for the companies to work together to enable optimized production through automation, digitalization and electrification of FREYR’s planned projects.
Siemens Energy AS
FREYR has entered into a non-binding memorandum of understanding with Siemens Energy AS, which contemplates the potential sale of significant volumes of batteries for marine applications, subject to meeting certain agreed technical and cost requirements.
Scatec ASA
FREYR has entered into a non-binding memorandum of understanding with Scatec ASA pursuant to which the parties will work together to define optimized modules and system designs that deliver higher energy density batteries for ESS solutions, with potentially improved safety and lower cost compared to ESS solutions based on conventional lithium-ion battery cells. The memorandum of understanding also contemplates the potential sale of batteries for ESS applications subject to meeting agreed technical and cost requirements.
Elkem Carbon AS
FREYR has entered into a non-binding memorandum of understanding with Elkem Carbon AS, a Norwegian company, to explore ways in which Elkem Carbon AS can supply active anode materials.
Glencore International AG
FREYR and Glencore International AG have entered into a non-binding letter of intent setting out the key principles for a potential long-term agreement for the supply of up to 3,755 metric tons of high grade sustainably sourced cobalt metal cut cathodes produced by Glencore Nikkelverk AS in Kristiansand, Norway.
MAERSK Norge AS
FREYR and MAERSK Norge AS have entered into a non-binding memorandum of understanding for the parties to work together to optimize FREYR’s global logistics and supply chain and to discuss a potential commercial cooperation regarding use and sale of environmentally friendly battery cells.
SINTEF AS
FREYR has entered into a contract with a Norwegian science and research organization, SINTEF, for hosting FREYR’s Head of R&D and one other scientist. The agreement provides for office space at SINTEF and the use of the laboratories at SINTEF and the Norwegian University of Science and Technology (“NTNU”), including such procurement, technical and research and development assistance that FREYR may reasonably require to perform its research in the labs.
Research & Development and Intellectual Property
FREYR’s two business models, licensing and joint venture, will both allow it to scale its production by leveraging the intellectual property of its licensing and joint venture partners. FREYR also plans to establish an R&D lab and a test center within its Customer Qualification Plant in order to qualify new suppliers and have full testing capabilities of cells and materials for ongoing quality assurance.
FREYR is considering expanding R&D capabilities over time to support raw material localization, customer testing, in-house cell design and new technology integration. FREYR also plans to utilize R&D collaboration networks with technology providers and research organizations.
Employees
FREYR has a diversified and experienced management team. The team combines strategic partnership and battery expertise, execution track-record from large scale industry and renewable energy projects as well as experience from disruptive technology and battery and electrical automotive industries. The FREYR team has relevant global in and out-licensing experience with a deep understanding of licensing best practices.
As of December 31, 2020, FREYR had 19 employees.
Properties
FREYR is currently leasing the following five properties:
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The building “Kamstålbygget” in Mo i Rana, Norway, within which FREYR will construct its Customer Qualification Plant, and an adjacent outdoor area of about 5,000 m, under two separate leases with Mo Industripark, each of which expire August 11, 2031 and may be extended twice in 5-year increments;

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Office space in Lysaker (near Oslo), ongoing contract, which FREYR has terminated effective September 1, 2021;

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Office space in Lysaker (near Oslo), from mid-August 2021 that expires December 31, 2026

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Office space in Mo i Rana, Norway, 280 m, expires October 1, 2022;

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Corporate apartment in Mo i Rana, Norway, ongoing contract with three months’ notice period; and

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Temporary office space in Luxembourg, from August 1, 2021 until December 1, 2021.

On July 19, 2021, FREYR entered into two lease agreements with Mo Industripark with respect to the area to be used for the Customer Qualification Plant. Pursuant to an earlier letter of intent, FREYR also has an exclusive right to lease and develop a second area as well as a first right of refusal for a third area, which expires on June 30, 2022.
FREYR does not own any properties.
Government Grants
Innovation Norway
On February 12, 2021, FREYR was awarded a grant of approximately NOK 39 million for research, development and innovation in the environmental technology category by Innovation Norway. The grant is expected to be paid during 2021 and follows an evaluation process which started in the fall of 2020. Similar to the grants awarded in 2018 and 2020, this grant will be paid out in three installments based on meeting certain milestones in the agreement, in which the last payment milestone is payable after the final project report is approved. The grant is subject to certain conditions and will be earned only upon successful completion of these conditions.
ENOVA
On March 1, 2021, FREYR was awarded a grant of approximately NOK 142 million from the Norwegian Ministry of Climate and Environment through ENOVA SF as part financing for the development and construction of the Customer Qualification Plant in Mo i Rana, Norway. ENOVA is an enterprise owned by the Ministry of Climate and Environment. This grant will be paid as reimbursements of 25% of the costs incurred for the Customer Qualification plant from December 1, 2020 to December 1, 2024, in responses to requests made by FREYR for such reimbursement, which must be made at a minimum of twice per year. FREYR can begin to make requests for reimbursements when it can document that financing for such Customer Qualification Plant has been secured, meaning that requests can be made following the closing of the Business Combination. ENOVA will withhold 20% of the grant until the Customer Qualification Plant is completed, which in accordance with the terms of the grant must happen before December 1, 2024. The grant is subject to certain conditions and will be earned only upon successful completion of these conditions.
Legal Proceedings
From time to time, FREYR may become involved in litigation or other legal proceedings. FREYR is not currently a party to any litigation or legal proceedings that, in the opinion of FREYR’s management, are likely to have a material adverse effect on its business. Regardless of outcome, litigation can have an adverse impact on FREYR because of defense and settlement costs, diversion of management resources and other factors.
Government Regulation/Compliance
FREYR will comply with and operate in accordance with Norwegian health, safety and environment requirements for the projects in Norway, including health and safety regulations for employees and contractors. FREYR will also be subject to specific safety regulations applicable to the business, for instance in relation to handling of high voltage electricity in the production facilities.
There are government regulations pertaining to battery safety, transportation of batteries, use of batteries in cars, factory safety, and disposal of hazardous materials. The license and sale of our batteries abroad could be subject to export controls in the future.

Risk Factors
RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. The value of your investment in Pubco will be subject to significant risks affecting Pubco and inherent in the industry in which Pubco operates. If any of the events described below occur, the business and financial results could be adversely affected in a material way. This could cause the trading price of Pubco Ordinary Shares and Pubco Warrants to decline, perhaps significantly, and you therefore may lose all or part of your investment. Please see the section titled “Where You Can Find Additional Information” in the Proxy Statement/Prospectus. The risks set out below are not exhaustive and do not comprise all of the risks associated with an investment in Pubco. Additional risks and uncertainties not currently known to Pubco or which Pubco currently deems immaterial may also have a material adverse effect on Pubco’s business, financial condition, results of operations, prospects and/or its share price.
Risks Relating to Development and Commercialization of FREYR’s Battery Cells
FREYR’s success will depend on FREYR’s ability to manufacture battery cells, and to do so economically, at scale, of sufficient quality, on schedule and to customers’ specifications.
FREYR’s future business depends in large part on FREYR’s ability to execute the plans to develop, manufacture, market and sell its battery cells and to deploy the battery cells at sufficient capacity and to pre-agreed specifications to meet the demands of customers. FREYR has no prior experience to date in manufacturing of its battery cells. FREYR cannot be certain that the technologies it intends to use will result in efficient, automated, low-cost manufacturing capabilities and processes, that will enable FREYR to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market FREYR’s battery cells. Even if FREYR is successful in developing its manufacturing capability and processes and reliably sourcing its component supply, FREYR cannot be certain whether FREYR will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond FREYR’s control such as problems with suppliers and vendors, or in time to meet its commercialization schedules or to satisfy the requirements of customers. For example, costs for the construction of FREYR’s Customer Qualification Plant will be significantly higher than initially forecasted. As part of making the final investment decision for the Customer Qualification Plant, FREYR considered potential customer feedback and the value of future flexibility, including flexibility related to NMC and LFP manufacturing, size of electrodes, and increased automation, which led to FREYR’s decision to acquire certain upgraded equipment and implement a more complex equipment installation design. Another factor in increased construction costs is the inflationary pressure on prices of equipment and building materials experienced in the first half of 2021 and continuing today. Such developments may, and further substantial increases in costs or delays in construction could, have a material adverse effect on FREYR’s business, prospects, operating results and financial condition.
FREYR’s licensing strategy is subject to various risks which could adversely affect FREYR’s business and future prospects. There are no assurances that 24M or other future counterparties will not provide similar licenses to other manufacturers which will increase the competition faced by FREYR.
As part of its strategy to license in process technology, FREYR has entered into a licensing and services agreement with 24M (the “24M License”) to use 24M’s process technology and accelerate FREYR’s time to market. FREYR’s business, competitive advantage and financial results rely heavily on the technology licensed from 24M and the relationship with 24M. However, 24M may have economic, business or legal interests or goals that are inconsistent with those of FREYR. Any disagreements with 24M or other future counterparties may impede FREYR’s ability to maximize the benefits of its licensing strategy and slow or otherwise adversely impact the development or deployment of FREYR’s battery plants. Among other things, 24M has the right to terminate the 24M License in various circumstances, including based on FREYR’s failure to achieve a defined production-rate milestone within a required timeframe, and for cause based on FREYR’s material breach, subject to cure rights and other procedural protections for dispute resolution where allegations of breach are disputed. In addition, if 24M is unable or unwilling to meet its economic or other obligations under the 24M License, FREYR may be required to either fulfill those obligations alone or be unable to replicate the services to be provided by 24M. FREYR is not currently engaged in discussions with other licensors for alternative technology and, as a result, any disagreement with 24M or termination of the license agreement could result in a material adverse effect on FREYR’s business, prospects and financial results.
Pursuant to the 24M License, FREYR’s license from 24M excludes rights to (a) manufacture battery cells within each of Japan and the members of the Association of Southeast Asian Nations (“ASEAN”) until December 31, 2022 and (b) sell and offer to sell battery cells within each of Japan and the ASEAN until a future date currently estimated for each to be December 31, 2022. Furthermore, the 24M License only provides for limited exclusivity. With the exception of direct grants to any company that produces more than 500,000 cars and/or more than 10,000 trucks or buses annually, 24M will refrain from granting any license to manufacture battery cells within (i) Denmark, Norway, Sweden, Finland, Greenland, and Iceland (collectively, the “Scandinavian Region”) through December 31, 2023 and (ii) the European Economic Area (“EEA”), excluding the Scandinavian Region and the grant of no more than two licenses, inclusive of that granted to FREYR in the 24M License through December 31, 2023, in either case wherein the battery cell is produced for use, used or sold for grid connected electricity storage system applications that have more than 200 kWh of lithium-ion battery storage capacity, excluding any applications related to automotive charging or discharging. The exclusivity protection period can be extended for the Scandinavian Region beyond December 31, 2023 if FREYR pays an exclusivity fee. 24M may provide similar licenses to FREYR’s competitors in market segments or in geographic areas not covered by these terms. The use by FREYR’s competitors or potential competitors of 24M technology as a result of the limitations of the 24M license could result in a material adverse effect on FREYR’s business, prospects and financial results.
FREYR may license technology that has not been commercialized or commercialized only to a limited extent, and the success of FREYR’s business depends on technology licensed performing as expected.
The technology licensed from 24M has been commercialized only to a limited extent and may not perform as expected. FREYR’s business plans are dependent on the technology from 24M performing as expected. If the cost, performance characteristics, simplified manufacturing process or other specifications of the technology licensed from 24M or another counterparty fall short of FREYR’s targets, FREYR’s projected sales, costs, time to market, competitive advantage, product pricing and margins would likely be adversely affected. In addition, FREYR may license technology from other third parties, which may not have been commercialized broadly or at all. If the technology that FREYR licenses does not perform as expected, FREYR’s competitive advantage, prospects, business and financial results may be adversely affected.
FREYR’s execution of its joint venture strategy is in a very early stage and is also subject to various risks which could adversely affect FREYR’s business and future prospects.
FREYR plans to enter into joint venture arrangements with established battery cell manufacturers or original equipment manufacturers (“OEMs”) pursuant to which it will develop production facilities customized to the partner’s design and process technology. However, FREYR currently has no joint venture agreements in place and there is no assurance that FREYR will be able to consummate joint venture agreements as contemplated to commercialize the battery cells. For example, FREYR’s joint venture plans with various OEMs will require that FREYR enter into certain additional arrangements regarding the purchase of battery cells by the OEM joint venture partners. There can be no assurance that the parties will be able to agree to pricing or other terms that are financially beneficial or otherwise not unfavorable for FREYR. Joint venture arrangements may require FREYR, among other things, to pay certain costs, make certain capital investments or to seek the joint venture partner’s consent to take certain actions. In addition, if a joint venture partner is unable or unwilling to meet its economic or other obligations under the joint venture arrangements, FREYR may be required to either fulfill those obligations alone to ensure the ongoing success of the joint venture or to dissolve and liquidate the joint venture. These factors could result in a material adverse effect on FREYR’s business, prospects and financial results.
FREYR may not be able to engage target customers successfully and to convert such contacts into meaningful orders in the future.
FREYR’s success depends on its ability to generate revenue and operate profitably, which depends in part on its ability to identify target customers and convert such contacts into meaningful orders or expand on current customer relationships. FREYR does not currently have any revenue or off-take agreements with customers in place. Initially, FREYR plans to enter into off-take agreements with customers, such as power companies and EV OEMs. FREYR has not yet executed these definitive agreements. If FREYR is unable to negotiate, finalize and maintain such agreements, or is only able to do so on terms that are unfavorable to FREYR, FREYR will not be able to generate any revenue, which would have a material adverse effect on its business, prospects, operating results and financial condition.
FREYR anticipates that in some cases its battery cells will be delivered to certain customers on an early trial deployment basis, where such customers have the ability to evaluate whether FREYR’s products meet their performance requirements before such customers commit to meaningful orders. If FREYR’s targeted customers do not commit to make meaningful orders, or at all, it could adversely affect FREYR’s business, prospects and results of operations. FREYR’s customers may require protections in the form of price reductions and similar arrangements that allow them to require FREYR to deliver additional battery cells or reimburse them for losses they suffer as a result of FREYR’s late delivery or failure to meet agreed upon performance specification. Delays in delivery of FREYR’s battery cells, unexpected performance problems or other events could cause FREYR to fail to meet these contractual commitments, resulting in delays in obtaining necessary materials used in FREYR’s production process, defects in material or workmanship or unexpected problems in FREYR’s manufacturing process, which could lead to unanticipated revenue and earnings losses and financial penalties. The occurrence of any of these events could harm FREYR’s business, prospects, results of operations and financial results.
FREYR may not be able to establish supply relationships for necessary components and materials which could prevent or delay the introduction of FREYR’s product and negatively impact its business.
FREYR will rely on third-party suppliers for components necessary to develop and manufacture its battery cells, including key supplies, such as cathode, anode and other material. FREYR has begun discussions with key suppliers, and has entered into certain non-binding memoranda of understanding or letters of intent with some potential key suppliers, but has not yet entered into definitive agreements for the supply of these materials. To the extent that FREYR is unable to enter into commercial agreements with these suppliers on beneficial terms, or at all, or these suppliers experience difficulties ramping up their supply of materials to meet FREYR’s requirements, the introduction of FREYR’s battery cells will be delayed. FREYR intends to brand itself as a builder of, and develop a reputation for building environmentally clean, low-cost battery cells from an ethically- and sustainably-sourced supply chain to attract customers and grow its business. If FREYR is unable to partner with such suppliers, FREYR’s business and financial prospects could be adversely affected. FREYR’s business also depends on such materials being available in Norway, so any negative developments in Norway, including but not limited to political or economic conditions or natural disasters or catastrophes could have a significant effect on FREYR’s ability to source supplies needed for its business. To the extent FREYR’s suppliers experience any delays in providing or developing the necessary materials, FREYR could experience delays in delivering on its timelines. In addition, FREYR cannot guarantee that its suppliers will not deviate from agreed-upon quality standards.
In addition, FREYR will depend initially on a number of third-party suppliers that have pre-existing relationships with 24M. As a result, any disagreement under or termination of the agreement with 24M may negatively affect FREYR’s ability to maintain relationships with such third-party suppliers and materially and adversely affect FREYR’s results of operations, financial condition and prospects.
Any disruption in the supply of components or materials could temporarily disrupt production of FREYR’s battery cells until an alternative supplier is able to supply the required material. The production of FREYR’s battery cells involves complex multiple value chains, such that disruption in one component of the supply chain could materially affect another and there are multiple possibilities for disruptions to arise, which could lead to further delays and adverse effects on the business and FREYR’s prospects. Changes in business conditions, unforeseen circumstances, governmental changes, the spread of COVID-19 and other factors beyond FREYR’s control or which it does not presently anticipate, could also affect its suppliers’ ability to deliver components to FREYR on a timely basis. Any of the foregoing could materially and adversely affect FREYR’s results of operations, financial condition and prospects.

Substantial increases in the prices for FREYR’s raw materials and components, some of which are obtained in volatile markets where demand may exceed supply, could materially and adversely affect FREYR’s results of operations, financial conditions and negatively impact FREYR’s prospects.
FREYR expects to incur significant costs related to procuring components and materials required to manufacture and assemble its battery cells. FREYR expects to use various materials in its battery cells, including rare earth materials such as lithium and cobalt, that will require FREYR to negotiate purchase agreements and delivery lead-times on advantageous terms. FREYR has begun discussions with key suppliers but has not yet entered into agreements for the supply of these materials. Since the beginning of 2021 there have been increases in the costs of and demand for certain raw materials, and FREYR cannot predict with certainty whether these changes are temporary or permanent.
FREYR’s business model, brand and reputation will depend on the ability to find ethically sourced materials. If FREYR is unable to do so, FREYR’s time to market, competitive advantage, sales, prospects and financial condition may be adversely affected. In addition, prices for such materials, most notably lithium, have been volatile and may, together with other key components, increase significantly as a result of an increased electrification and demand for materials required to manufacture and assemble battery cells. FREYR may not be able to control fluctuation in the prices for these materials or negotiate agreements with suppliers on terms that are beneficial to FREYR. FREYR is exposed to multiple risks relating to the availability and pricing of such materials and components. Given the competitive nature of the market FREYR operates in, it is unlikely that increases in expenses can be passed on to customers, thus substantial increases in the prices for FREYR’s raw materials or components would materially and adversely affect FREYR’s business, increase its operating costs and negatively impact FREYR’s results of operations, financial conditions and prospects.
Currency fluctuations, trade barriers, tariffs or shortages and other general economic or political conditions may limit FREYR’s ability to obtain key components for its battery cells or significantly increase freight charges, raw material costs and other expenses associated with FREYR’s business, which could further materially and adversely affect its results of operations, financial condition and prospects.
FREYR may be unable to adequately control the costs associated with its operations and the components necessary to manufacture its battery cells.
FREYR’s ability to become profitable in the future will not only depend on its ability to successfully market its battery cells and services, but also to forecast and control its costs. If FREYR is unable to adequately forecast costs or to cost-efficiently manufacture, market, sell, and distribute its battery cells, its margins, profitability and prospects would be materially and adversely affected. For example, costs for the construction of FREYR’s Customer Qualification Plant will be significantly higher than initially forecasted. As part of making the final investment decision for the Customer Qualification Plant, FREYR considered potential customer feedback and the value of future flexibility, including flexibility related to NMC and LFP manufacturing, size of electrodes, and increased automation, which led FREYR to decide to acquire certain upgraded equipment and implement a more complex equipment installation design. Another factor in increased construction costs is the inflationary pressure on prices of equipment and building materials experienced in the first half of 2021 and continuing today. FREYR has also received preliminary input on plans relating to Gigafactory 1, which input reflects similar trends in costs. See also the section titled “Information about FREYR — Development Plan” for additional disclosures regarding developments related to FREYR’s development plan since it was originally prepared in the fall of 2020.
FREYR has not yet produced any battery cells and its forecasted cost advantage for the production of these cells at scale in order to be competitive with other lithium-ion battery cells, will require FREYR to achieve rates of throughput, use of electricity and consumables, yield, and rate of automation demonstrated for mature battery, battery material, and ceramic manufacturing processes, that FREYR has not yet achieved. If FREYR is unable to achieve these targeted rates, its business and prospects will be adversely impacted.
FREYR’s future success depends in part on the ability to equip and construct manufacturing facilities, develop and increase its production capacity and to be able to do so on time, within its expected budget for capital expenditures, and in a cost-effective manner.
To the extent FREYR is successful in growing the business, FREYR will need to develop production capacity and increase it. FREYR has made the final investment decision to proceed with construction only of its Customer Qualification Plant, which will be used to provide samples to enable early customer engagement and to test new material suppliers and new solutions over time. FREYR does not currently have any production capacity and has not made a final investment decision or begun any construction activities for its Gigafactories. FREYR’s ability to plan, construct and equip manufacturing facilities, including FREYR’s Customer Qualification Plant and its Fast-Track manufacturing plants is subject to significant risks and uncertainties, including the following:
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The final investment decision to proceed with construction of each of FREYR’s Gigafactories is conditioned, as a matter of policy upon FREYR having entered into off-take agreements with customers that represent at least 50% of the capacity for each of the first three years of any such Gigafactory’s operation. Delays or inability to enter into binding agreements with customers could therefore delay the construction of FREYR’s Gigafactories.

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The construction and expansion of any manufacturing facilities will also be subject to the risks inherent in the development and construction of new facilities, including risks of delays and cost overruns as a result of factors outside FREYR’s control, such as delays in government approvals, burdensome permitting conditions, increases in the costs of equipment and building materials, and delays in the delivery of manufacturing equipment and subsystems that FREYR manufactures or obtains from suppliers.

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Manufacturing equipment may take longer and cost more to engineer and build than expected, and may not operate as required to meet FREYR’s production plans. FREYR has recently experienced indications of a general inflationary pressure. FREYR cannot predict with certainty whether this is temporary or permanent.

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FREYR may depend on third-party relationships in the development and operation of additional production capacity, which may subject FREYR to the risk that such third parties do not fulfill their obligations under arrangements with them.

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FREYR may be unable to attract or retain qualified personnel.

If FREYR is unable to build and expand its manufacturing facilities, FREYR may be unable to scale the business. If the demand for FREYR’s battery cells or production output decreases or does not rise as expected, FREYR may not be able to spread a significant amount of its fixed costs over the production volume, thereby increasing per unit fixed cost, which would have a negative impact on FREYR’s financial condition and results of operations. FREYR only has a limited number of employees, a significant portion of whom are executives. To build its manufacturing facilities and expand FREYR’s production capacity, FREYR will need to hire a considerable number of qualified employees. If FREYR is unable to attract, train and retain such personnel, its business, prospects and financial condition may be adversely affected.
FREYR is subject to risk relating to the construction and development activities of its manufacturing facilities.
The development phase of the manufacturing facilities includes obtaining several consents, commercial agreements, permits and licenses from relevant authorities and stakeholders to secure rights for construction and operation activities. On July 19, 2021, FREYR entered into two lease agreements with Mo Industripark with respect to the area to be used for the Customer Qualification Plant. Pursuant to an earlier letter of intent, FREYR also has an exclusive right to lease and develop a second area as well as a first right of refusal for a third area, which expires on June 30, 2022. Mo Industripark AS has certain permits related to its status as a regulated industrial zone, and FREYR has the consents, agreements, permits and licenses needed for its planned construction activities with respect to the Customer Qualification Plant; however, FREYR does not have all consents, agreements, permits or licenses needed for operation of the Customer Qualification Plant or its planned construction and operation activities with respect to the Gigafactories. Failure to obtain, delay in obtaining or losing necessary consents, commercial agreements, permits and licenses could result in delay or termination of development activities. Examples of conflicts that may arise from development are restriction of FREYR’s actions due to new or evolving environmental legislation, grid interdependencies and grid connection, proximity to existing infrastructure, and conflicts with non-governmental organizations regarding the use of land for the manufacturing facilities. If such conflicts arise, FREYR may be delayed or prevented from building and expanding its manufacturing facilities, which would have a negative impact on FREYR’s financial conditions, prospects and results of operations.

FREYR has obtained certain rights to use, but does not own, the land for any of its planned manufacturing facilities. If FREYR is unable to conclude fully termed agreements to all the land to which FREYR has certain rights within the deadlines set forth in the letter of intent with Mo Industripark AS (see the section titled “Information about FREYR — Partnerships”) or on terms favorable to FREYR, FREYR may be delayed or prevented from building its manufacturing facilities, which would have a negative impact on FREYR’s business, results of operation, financial condition and prospects. FREYR has not obtained rights to use and does not own any land for any manufacturing facilities aside from those described in the section titled “Information about FREYR — Partnerships”, below.
FREYR is sensitive to increases in the cost of supply of electricity, which is obtained in a highly regulated marketplace, susceptible to changes in the regulatory regime.
Access to low cost and reliable sources of electricity is important to FREYR’s business. The business depends on the low electricity prices in Norway and any fluctuation in such prices could adversely affect FREYR’s business and prospects. Electricity prices are determined in a highly regulated Norwegian and EEA-wide marketplace, in which local prices are also strongly affected by constraints and changes in constraints on transmission and storage of electricity. FREYR has noticed an increase in electricity prices since the beginning of 2021, and cannot predict with certainty whether these changes are temporary or if additional increases will occur. Changes in the regulations and changes in infrastructure may increase FREYR’s cost of electricity to an extent which may not be passed on to customers through increased battery cell prices, and such price increases may reduce demand. There is no guarantee that contracts for sale of battery cells will allow for full offset of increased costs of electricity. FREYR will seek to mitigate this risk by entering into long-term electricity supply contracts to secure base volume and predictable prices and to secure some price adjustment in its battery cells sales contracts to partially offset any increase in electricity prices. However, there can be no assurance that FREYR will be able to do so on terms favorable to FREYR and that these will be effective, capture all risk or continue to be available to FREYR.
Accordingly, the failure to enter into electricity contracts on favorable terms or an increase in the price of electricity could materially adversely affect FREYR’s future earnings and may prevent FREYR from effectively competing in certain of its markets. Further, should the spot price for electricity fall below the hedging costs, these hedges may also weaken FREYR’s competitors without electricity cost hedging. This could in turn have a material adverse effect on FREYR’s business, results of operations, financial condition and prospects.
FREYR is also exposed to changes in grid tariffs as a result of contemplated investments in power grids in Norway, and potentially as a result of changes in the grid structure, either of which would likely cause the grid operator to raise tariffs in order to finance such investments or changes. Any such increases could in turn have a material adverse effect on FREYR’s business, results of operations, financial conditions and prospects.
FREYR will rely on complex machinery for its operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.
FREYR will rely heavily on complex machinery for its operations and the production of its battery cells to operate large-scale manufacturing. FREYR has not yet acquired, developed or operated with such machinery and the work required to design, secure and integrate this equipment into the production of FREYR’s battery cells is time intensive and requires FREYR to work closely with equipment providers, as well as technology providers, such as 24M, to ensure that it works properly for FREYR’s specific licensed-in battery technology. The production technology will be provided by third parties. FREYR has not entered into binding agreements with respect to such technology (other than with 24M), and there is no guarantee that FREYR will be able to do so. To the extent FREYR enters into binding agreements with such third parties, there is no guarantee that FREYR may have recourse or any guarantee from the providers that such third party production technology or machinery will perform as expected. Additionally, FREYR plans to enter into equipment purchase agreements directly with suppliers and 24M will not be a party to such agreements. Accordingly, although such purchasing decisions will be partially based on 24M’s input regarding the design and integration of this equipment, FREYR will not have recourse or guarantee from 24M for such input, including if the equipment cannot be successfully integrated. FREYR will be responsible for any costs associated with achieving operability and integration of the equipment. There is risk that FREYR will be unable to successfully operate such machinery and this design and integration work will involve a significant degree of uncertainty and risk and may result in the delay in the scaling up of production or result in additional significant cost to FREYR’s battery cells. Such machinery is intended to operate on a highly automated basis and if that does not occur, it could have a material adverse effect on FREYR’s cost expenditures.
Both FREYR’s Customer Qualification Plant and its Fast-Track manufacturing plants will require complex machinery. Such machinery is likely to suffer unexpected malfunctions from time to time and will require repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of FREYR’s production equipment may significantly affect the intended operational efficiency as can failures by suppliers to deliver necessary components of FREYR’s products in a timely manner and at prices and volumes acceptable to FREYR, environmental hazards and remediation, difficulty or delays in obtaining governmental permits, damages or defects in systems, industrial accidents, fire, and seismic activity and natural disasters.
Operational or technical problems with FREYR’s manufacturing equipment could result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production. In addition, in some cases operational or technical problems may result in environmental damage, administrative fines, increased insurance costs and potential legal liabilities. All of these operational or technical problems could have a material adverse effect on FREYR’s business, results of operations, cash flows, financial condition or prospects.
If FREYR’s planned manufacturing plants in Mo i Rana do not become operable on schedule, or at all, or become inoperable, production of FREYR’S battery cells and FREYR’s business will be harmed.
FREYR expects to assemble and produce its battery cells at the Customer Qualification Plant in Mo i Rana, Norway, with production to begin in 2022 at the earliest. FREYR has obtained certain rights to use, but does not own, the land for any of its planned manufacturing facilities. The plant may be harmed or rendered inoperable, or the construction or expansion of the plant may be halted, by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, which may render it difficult or impossible for FREYR to manufacture its battery cells for some period of time. The plant and the equipment FREYR uses to manufacture the battery cells would be costly to replace and could require substantial lead time to replace and qualify for use. In addition, as result of the concentration of the planned manufacturing facilities in Mo i Rana, FREYR’s operations would be more significantly affected by negative developments in Norway, including but not limited to economic or political conditions, such as natural disasters or catastrophes, than if its operations were spread out over several regions. The inability to produce FREYR battery cells or the backlog that could develop if the manufacturing plant is inoperable for even a short period of time may result in the loss of customers or harm FREYR’s reputation. Although FREYR plans to obtain and maintain insurance for damage to its property and the disruption of its business, this insurance may be challenging to obtain and maintain on terms acceptable to FREYR and may not be sufficient to cover all of FREYR’s potential losses.
If FREYR’s battery cells fail to perform as expected, FREYR’s ability to develop, market, and sell its battery cells could be harmed and FREYR could be subject to increased warranty claims.
Once commercial production of FREYR’s battery cells commences, its battery cells may contain defects in design and manufacture that may cause them to not perform as expected or that may require repair, recalls, and design changes. FREYR’s battery cells are inherently complex and incorporate technology and components that may contain defects and errors, particularly when first introduced. FREYR has a limited frame of reference from which to evaluate the long-term performance of its battery cells. There can be no assurance that FREYR will be able to detect and fix any defects in its battery cells prior to the sale to potential consumers. If FREYR’s battery cells fail to perform as expected, it could lose design wins and customers may delay deliveries, terminate further orders, pursue warranty claims against FREYR or initiate product recalls, each of which could adversely affect FREYR’s sales and brand and could adversely affect FREYR’s business, prospects, and results of operations.
Lithium-ion battery cells have been observed to catch fire or vent smoke and flame.
Lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. Negative public perceptions regarding the suitability of lithium-ion cells or any future incident involving lithium-ion cells, such as a vehicle or other fire, even if such incident does not involve FREYR battery cells, could seriously harm FREYR’s business and reputation. Any incident involving FREYR’s battery cells could result in lawsuits, recalls or redesign efforts, all of which would be time consuming and expensive and could harm FREYR’s brand image. Once FREYR begins manufacturing its battery cells, FREYR will need to store a significant number of lithium-ion cells at its facilities. Any mishandling of battery cells may cause disruption to the operation of FREYR’s facilities. While FREYR plans to implement safety procedures related to the handling of the battery cells, a safety issue or fire related to the cells could disrupt FREYR’s operations. Such damage or injury could lead to adverse publicity and potentially a safety recall. Moreover, any failure of a competitor’s electric vehicle or energy storage product may cause indirect adverse publicity for FREYR and FREYR’s battery cells. Such adverse publicity could negatively affect FREYR’s brand and harm FREYR’s business, prospects, financial condition and operating results.
Doing business internationally creates operational, financial and tax risks for FREYR’s business.
FREYR’s business plan includes operations in international markets, including initial manufacturing and supply activities in Norway, initial sales in North America and Europe, and eventual expansion into other international markets. Conducting and launching operations on an international scale requires close coordination of activities across multiple jurisdictions and time zones and consumes significant management resources. If FREYR fails to coordinate and manage these activities effectively, its business, financial condition, prospects or results of operations could be adversely affected. International sales entail a variety of risks, including currency exchange fluctuations, challenges in staffing and managing foreign operations, tariffs and other trade barriers, unexpected changes in legislative or regulatory requirements of foreign countries into which FREYR sells its products and services, difficulties in obtaining export licenses or in overcoming other trade barriers, laws and business practices favoring local companies, political and economic instability, difficulties protecting or procuring intellectual property rights, and restrictions resulting in delivery delays and significant taxes or other burdens of complying with a variety of foreign laws.
In addition, the corporate structure of Pubco and its subsidiaries with entities in several jurisdictions such as Norway, Luxembourg, and the Cayman Islands, is, together with its conducting of operations in international markets as described above, subject to tax risk. The expected tax treatment of Pubco and its subsidiaries relies on current tax laws and regulations, as well as certain tax treaties between the aforementioned different jurisdictions. As such, unexpected changes, interpretation, application or enforcement practice in respect of legislative or regulatory requirements of such tax laws in foreign countries into which Pubco or any of its subsidiaries is incorporated and/or conducting operations and sales in, including but not limited to, changes in treatment of sales and results of operations earned in foreign and offshore jurisdictions, value added tax, cessation of tax treaties and recognition of tax law principles in other jurisdictions, as well as other changes in corporate tax law, may adversely Pubco’s business, financial conditions, prospects or result of operations.
FREYR has been, and may in the future be, adversely affected by the global COVID-19 pandemic.
FREYR faces various risks related to epidemics, pandemics, and other outbreaks, including the recent COVID-19 pandemic. The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of COVID-19 has also impacted FREYR’s potential customers and suppliers by disrupting the manufacturing, delivery and overall supply chain of battery and EV manufacturers and suppliers and has led to a global decrease in battery and EV sales in markets around the world.
The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures have and may continue to adversely impact FREYR’s employees, operations and the operations of its suppliers, vendors and business partners, and may negatively impact its sales and marketing activities. In addition, various aspects of FREYR’s business cannot be conducted remotely. These measures by government authorities may remain in place for a significant period of time and they are likely to continue to adversely affect FREYR’s future manufacturing plans, sales and marketing activities, prospects, business and results of operations. FREYR may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, suppliers, vendors and business partners.
As a result, it is currently not possible to predict the consequences for FREYR, its business partners, Norway, the battery and EV industry, or global business and markets, other than the expectations of adverse negative effects that may be long-term. Due to FREYR not having any income prior to the completion of the manufacturing facility and thus, inter alia, being dependent on proceeds from share capital raises and debt financing arrangements, FREYR is exceedingly more exposed to the potential impact of COVID-19 on its business and financial position compared to other players in the battery industry that have stable sources of revenue.
The extent to which the COVID-19 pandemic continues to impact FREYR’s business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating activities can resume. Even after the COVID-19 pandemic has subsided, FREYR may continue to experience an adverse impact to its business as a result of its global economic impact, including any recession that has occurred or may occur in the future.
There are no comparable recent events that may provide guidance as to the effect of the spread of COVID-19 and a pandemic, and, as a result, the ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain.
FREYR’s facilities or operations could be damaged or adversely affected as a result of natural disasters and other catastrophic events.
FREYR’s facilities or operations could be adversely affected by events outside of its control, such as natural disasters, wars, and other calamities. FREYR cannot assure you that any backup systems will be adequate to protect it from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect FREYR’s ability to produce battery cells.
Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect FREYR’s business, prospects, financial condition, and results of operations.
In recent years, the global economies suffered dramatic downturns as the result of the COVID-19 pandemic, a deterioration in the credit markets and related financial crisis as well as a variety of other factors including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining valuations of others. The United States and certain other governments have taken unprecedented actions in an attempt to address and rectify these extreme market and economic conditions by providing liquidity and stability to the financial markets. If the actions taken by these governments are not successful, the return of adverse economic conditions may negatively impact the demand for FREYR’s battery cells and may negatively impact FREYR’s ability to raise capital, if needed, on a timely basis and on acceptable terms or at all.
If FREYR is unable to retain key employees and qualified personnel, and hire technical, engineering, sales, marketing, manufacturing plant operations and support personnel, its ability to compete and successfully grow the business could be harmed.
FREYR’s current management team is small and FREYR’s success depends on its ability to retain its executive officers, key employees and other qualified personnel, and its operations may be severely disrupted if it lost their services. Additionally, FREYR’s success depends on the ability to attract and retain qualified technology, engineering, sales, marketing, manufacturing plant operations and support personnel, and failure to do so could adversely affect its business, prospects, results of operations and financial results. As FREYR builds its brand and becomes more well known, there is increased risk that competitors or other companies will seek to hire its personnel. The loss of FREYR’s executive officers and key employees and an inability to find suitable replacement could result in delays to development and harm FREYR’s business. Many members of FREYR’s management team are new to FREYR and they have not worked together previously. Any failure by FREYR’s management team and key employees to perform as expected may have a material adverse effect on FREYR’s business, prospects, financial condition and results of operations. Unfavorable changes in any of these or other factors, most of which are beyond FREYR’s control, could materially and adversely affect its business, prospects, results of operations and financial results.
Risks Relating to FREYR’s Limited Operating History
FREYR is an early stage company with a history of financial losses and expects to incur significant expenses and continuing losses for the foreseeable future.
FREYR Legacy incurred a net loss of approximately $9.6 million for the year ended December 31, 2020 and an accumulated deficit of approximately $10.9 million from its inception through the year ended December 31, 2020 and has not generated any revenues to date. FREYR believes that it will continue to incur operating and net losses each quarter until at least the time it begins significant production of its battery cells, which is not expected to occur until 2024, and may occur later.
FREYR expects the rate at which it will incur losses to be significantly higher in future periods as it, among other things, continues to incur significant expenses in connection with the design, development and manufacturing of its battery cells; invests in manufacturing capabilities; builds up inventories of components for its battery cells; increases its sales and marketing activities; develops its distribution infrastructure; and increases its general and administrative functions to support its growing operations. FREYR may find that these efforts are more expensive than it currently anticipates or that these efforts may not result in revenues, which would further increase FREYR’s losses.
FREYR’s and FREYR Legacy’s very limited operating history makes evaluating FREYR’s business and future prospects difficult and may increase the risk of your investment.
FREYR’s operations to date have been limited to recruiting management and other employees, business planning, raising capital, selecting applicable third party technologies and securing a partnership with 24M, establishing and attempting to establish partnerships with potential suppliers, customers and ecosystem partners, early stage project development, and general corporate development. You should consider the risks and difficulties FREYR faces as an early stage company with a very limited operating history. If FREYR does not successfully address these risks, its business, prospects, operating results and financial condition will be materially and adversely harmed. FREYR has a very limited operating history on which investors can base an evaluation of FREYR’s business, operating results and prospects. FREYR intends to derive substantially all of its revenues from the sale and lease of the battery cells, which FREYR has not yet started production of. There are no assurances that FREYR will be able to secure future business. It is difficult to predict FREYR’s future revenues and appropriately budget for its expenses, and FREYR has limited insight into trends that may emerge and affect its business. In the event that actual results differ from FREYR’s estimates or FREYR adjusts its estimates in future periods, FREYR’s operating results, prospects and financial position could be materially affected.
If FREYR fails to manage its future growth effectively, it may not be able to market and sell its battery cells successfully.
FREYR intends to expand its operations significantly, which will require hiring, retaining and training new personnel, controlling expenses, establishing manufacturing plants and other facilities, and implementing administrative infrastructure, systems and processes. FREYR intends to continue to hire a significant number of additional personnel, including design and manufacturing personnel and technicians. Furthermore, as FREYR is a young company, its ability to train and integrate new employees into its operations may not meet the growing demands of its business which may affect its ability to grow. If FREYR experiences significant growth in orders, without improvements in automation and efficiency, FREYR may need additional manufacturing capacity and FREYR and some of its suppliers may need additional and capital-intensive equipment. Any growth in manufacturing must include a scaling of quality control as the increase in production increases the possible impact of manufacturing defects. If FREYR cannot manage its growth, FREYR may be unable to take advantage of market opportunities, execute its business strategies or respond to competitive pressures. Any failure to effectively manage its growth could materially and adversely affect FREYR’s business, prospects, operating results and financial condition.
FREYR’s management has limited experience in operating a public company and the requirements of being a public company may strain FREYR’s resources, divert management’s attention and affect the ability to attract and retain qualified board members and officers.
FREYR’s executive officers have limited experience in the management of a publicly traded company. FREYR’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the combined company, which could harm FREYR’s business, prospects and results of operations. FREYR may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the combined company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the combined company will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods. Compliance with these rules and regulations will increase FREYR’s legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on FREYR’s systems and resources.
FREYR will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on FREYR’s business, financial condition and results of operations.
FREYR will face increased legal, accounting, administrative and other costs and expenses as a public company that FREYR Legacy did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities FREYR has not done previously. For example, FREYR has created new Board committees and adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), FREYR could incur additional costs rectifying those issues, and the existence of those issues could adversely affect FREYR’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with FREYR’s status as a public company may make it more difficult to attract and retain qualified persons to serve on FREYR’s Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

FREYR’s potential joint venture with a subsidiary of a major multinational industrial conglomerate (“the JV Partner”) is subject to various risks, including the fact that there is no current agreement between the parties, many of the principal terms of the potential arrangement have not been agreed to, any draft memorandum of understanding with the JV Partner, if entered into, will be non-binding and the consummation of the joint venture is subject to several conditions, including entry into binding documentation by the parties and may not occur on the expected timeline or at all and that the joint venture may not be successful (or less successful than expected), which could adversely affect our business and future prospects.
FREYR and the JV Partner have entered negotiations regarding a draft non-binding Memorandum of Understanding (the “JV MoU”) for a potential joint venture to be formed with the purpose of preparing a project to build battery production in North America at a targeted scale of at least 50 GWh in annualized battery cell production capacity by 2030 (the “Venture”). As part of these negotiations, FREYR and the JV Partner have had preliminary discussions regarding key commercial points of the Venture in May 2021. The JV MoU provides a framework for FREYR’s cooperation and provides that FREYR and the JV Partner will work to enter into certain additional arrangements regarding the consummation of a joint venture to use 24M technology at a battery manufacturing facility in North America. However, many key terms of the Venture, including economic and investment terms, have not been agreed to in principal. It is possible that the parties will not be able to agree to enter into the JV MoU.
The JV MoU, if entered into, will be non-binding and the commercial terms of the Venture will be subject to further negotiation. There is no assurance that FREYR will be able to finalize the terms of the Venture and enter into binding documentation with the JV Partner. The ultimate terms of the Venture, if entered into, may not be favorable to FREYR (or less favorable than FREYR currently expects) and may require FREYR, among other things, to pay certain costs or to make certain capital investments or to seek the JV Partner’s consent to take certain actions. In addition, if the JV Partner is unable or unwilling to meet its economic or other obligations under the Venture arrangements, FREYR may be required to either fulfill those obligations alone to ensure the ongoing success of the Venture or to dissolve and liquidate the Venture.
The 24M License does not currently extend to the activities contemplated by the JV MoU. In order to use 24M’s process technology or other third party technology in a Venture manufacturing facility, a separate license from 24M or such third party may be required. There can be no assurance that FREYR, the JV Partner or the Venture will be able to enter into a separate license with 24M or a third party with the required technology, on favorable terms or at all. If FREYR cannot successfully negotiate the additional license of 24M technology or the Venture is unable to identify and obtain a license to use an alternative technology, the entry into a binding agreement may not occur.
Even if FREYR and the JV Partner are able to reach final terms and enter into binding documentation, there can be no assurance that the Venture will be able to complete the development of a battery cell manufacturing facility and successfully manufacture and commercialize batteries in North America. These factors could harm FREYR’s business, results of operations and financial results.
FREYR expects that any potential Venture with the JV Partner will not benefit from some of the same competitive advantages as FREYR’s planned Norwegian manufacturing facilities. FREYR’s Norwegian manufacturing facilities benefit from, among other things, relatively low electricity prices, high percentages of renewable electricity generation, access to globally-connected transportation, access to a highly educated Norwegian workforce and a domestic Norwegian and regional Nordic battery research and production ecosystem. The potential location of the Venture’s battery manufacturing facility in North America (which has not been identified at this stage) is likely to have different characteristics, which could reduce the expected benefits of the potential Venture. Any such Venture will also be subject to various operational risks, including execution, regulatory, competition and market risks.
Risks Relating to FREYR’s Intellectual Property
If FREYR is unable to protect its intellectual property rights, its business and competitive position would be harmed.
FREYR seeks to establish and protect intellectual property rights through nondisclosure and invention assignment agreements with its employees and consultants, and through non-disclosure agreements with business partners and other third parties. Despite FREYR’s efforts to protect its proprietary rights, third parties may attempt to copy or otherwise obtain and use FREYR’s intellectual property. Monitoring unauthorized use of FREYR’s intellectual property will be difficult and costly, and the steps FREYR will take to prevent misappropriation may not be sufficient. Any enforcement efforts FREYR undertakes, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm its business, results of operations and financial condition. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard intellectual property FREYR establishes. Failure to adequately protect such intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of FREYR’s competitive advantage and a decrease in FREYR’s revenue which would adversely affect FREYR’s business, prospects, financial condition and operating results.
Beyond its access to 24M’s process technology under the 24M License, FREYR has not established or protected, and may not be able to establish, adequately protect or prevent unauthorized use of any material additional intellectual property. Patent, copyright, trademark, and trade secret laws vary significantly throughout the world. A number of countries do not protect intellectual property rights to the same extent as do the laws of European countries or the United States. Failure to establish, adequately protect or prevent unauthorized use of any additional intellectual property rights could result in its competitors using the intellectual property to offer products, potentially resulting in the loss of some of FREYR’s competitive advantage and a decrease in its revenue, which would adversely affect its business, prospects, financial condition and operating results.
If FREYR is able to establish or adequately protect additional intellectual property, to prevent infringement in the future, FREYR may have to file infringement claims. Such claims can be time consuming and costly to prosecute and there can be no assurance that any such claims will be successful. Policing unauthorized use of intellectual property is difficult and costly, and FREYR may not successfully prevent misappropriation of its proprietary rights. Unauthorized use of intellectual property may damage FREYR’s reputation, decrease the value of such property and reduce its market share.
Loss of key personnel may also create a risk that such personnel may exploit knowledge, information and know-how to the detriment of FREYR, and/or that FREYR may face difficulties to operate its technology or business methods as a result of the loss of such personnel.
FREYR cannot be assured that its know-how and trade secrets will provide FREYR with any competitive advantage, as the know-how and trade secrets may become known to or be independently developed by others including the FREYR’s competitors, regardless of measures FREYR may take to try to preserve the confidentiality. FREYR cannot give assurance that its measures for preserving the secrecy of its trade secrets and confidential information are sufficient to prevent others from obtaining such information.
FREYR is unable to assert, enforce and otherwise protect the intellectual property rights licensed by 24M and rights to indemnification under the 24M License may be insufficient or unavailable, which could lead to increased costs and negatively affect the business.
Under the 24M License, FREYR does not have the right to assert, enforce or protect any of the intellectual property licensed to it by 24M. In addition, certain patents licensed from 24M are jointly owned by 24M and third parties. FREYR may also face claims that its use of 24M or other intellectual property infringes the rights of others. For these claims, FREYR may seek indemnification from 24M under the 24M License. However, FREYR’s rights to indemnification may be unavailable or insufficient to cover its costs and losses, depending on its use of the technology, whether it chooses to retain control over conduct of the litigation, and other factors. This could result in its competitors using the same 24M intellectual property to offer products, potentially resulting in the loss of some of FREYR’s competitive advantage and a decrease in its revenue, which would adversely affect its business, prospects, financial condition and operating results.
FREYR may need to defend itself against intellectual property infringement claims, which may be time-consuming and could cause it to incur substantial costs.
Companies, organizations or individuals, including FREYR’s current and future competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with FREYR’s ability to make, use, develop or sell its products, which could make it more difficult for FREYR to operate its business. From time to time, FREYR may receive inquiries from holders of patents or trademarks inquiring whether FREYR is infringing their proprietary rights and/or seek court declarations that they do not infringe upon FREYR’s own and/or licensed-in intellectual property rights. Additionally, third parties may claim that 24M is infringing on their technology. Companies holding patents or other intellectual property rights relating to battery cells may bring suits alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if FREYR is determined to have infringed upon a third party’s intellectual property rights, FREYR may be required to do one or more of the following:
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cease selling, incorporating or using products that incorporate the challenged intellectual property;

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pay substantial damages;

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obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

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redesign its battery cells; or

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change battery cell technology providers.

In the event of a successful claim of infringement against FREYR and its failure or inability to obtain a license to the infringed technology, FREYR’s business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s attention.
Risks Relating to Industry and Market Trends and Developments
The battery market continues to evolve, is highly competitive, and FREYR may not be successful in competing in this industry or establishing and maintaining confidence in its long-term business prospects among current and future partners and customers.
The battery market in which FREYR intends to compete continues to evolve and is highly competitive. Many of FREYR’s competitors are large entities at a more advanced stage in development and commercialization than FREYR and have more resources to improve their share of the market. To date, FREYR has focused its efforts on recruiting management and other employees, business planning, raising capital, selecting applicable third party technologies and securing a partnership with 24M, establishing and attempting to establish partnerships with potential suppliers, customers and ecosystem partners, early stage project development, and general corporate development. Although FREYR believes its partnerships strategy, including the partnership with 24M, has the potential to significantly reduce the cost of battery cells, there is no guarantee that 24M process technology or other future partnerships will be able to deliver the cost savings anticipated by FREYR and FREYR will need to build its resources to compete with other companies in the market. In addition, lithium-ion battery manufacturers may continue to reduce cost of the conventional manufacturing process and expand their supply of battery cells, reducing the prospects for FREYR’s business and negatively impacting FREYR’s ability to sell its products at a market-competitive price and yet at sufficient margins.
FREYR expects competition in battery technology and EVs to intensify due to a regulatory push for EVs, continuing globalization, and consolidation in the worldwide automotive industry. Developments in alternative technologies or improvements in battery technology made by competitors may materially adversely affect the sales, pricing and gross margins of FREYR’s battery cells. If a competing process or technology is developed that has superior operational or price performance, FREYR’s business will be harmed.
FREYR must continue to commit significant resources to develop its partnership strategy and industrial scaling solution in order to establish a competitive position. There is no assurance FREYR will successfully identify the right partners or manufacture and bring its battery cells to market on a timely basis, or that products and technologies developed by others will not render FREYR’s battery cells obsolete or noncompetitive, any of which would adversely affect FREYR’s business, prospects and operating results.
Potential partners, suppliers and other third parties will be less likely to enter into arrangements with FREYR if they are not convinced that its business model will succeed in the long-term. Similarly, customers will be less likely to purchase FREYR’s battery cells if they are not convinced that its business will succeed in the long-term. Accordingly, in order to build and maintain its business, FREYR must establish and maintain confidence among current and future partners, suppliers, customers, analysts, rating agencies and other parties in its long-term financial viability and business prospects. Developing and maintaining such confidence may be particularly complicated by certain factors, including those that are largely outside of FREYR’s control, such as its very limited operating history, market unfamiliarity with its products, any delays in its industrial scaling, delivery and service operations to meet demand, competition from other manufacturers of lithium-ion batteries or those developing alternative technologies, and FREYR’s eventual production and sales performance compared with market expectations.
FREYR’s future growth and success are dependent upon increasing electrification of current energy sources driven by consumers’ willingness to adopt electrified forms of transportation, the prices of such transportation, and continued government and social support of increased development of renewable sources of energy.
FREYR’s growth and future demand for FREYR’s products is highly dependent upon the adoption by consumers of electrified forms of transportation, including EVs, the prices for such transportation, as well as the increased use of intermittent forms of energy which will require energy store systems. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing consumer demands and behaviors. If the market for EVs in general does not develop as expected, or develops more slowly than expected, FREYR’s business, prospects, financial condition and operating results could be harmed.
Additionally, one of FREYR’s primary markets is stationary storage, which is largely driven by installed capacity of renewable electricity generation and increasing demand for renewable sources of power. Since many of these renewable sources of power are intermittent, like wind and solar, the energy produced by them must be stored for use when there is demand. Should government requirements for these intermittent power sources be relaxed or social desires for lower carbon sources of energy decline, there could be a detrimental impact on one of FREYR’s primary markets.
FREYR’s brand depends on the ability to build clean, low-cost battery cells from an ethically and sustainably-sourced supply chain. If FREYR is unable to do so, damage to FREYR’s brand and reputation could result or failure to expand its brand, which would harm FREYR’s business and results of operations.
FREYR will depend significantly on building and maintaining its brand and reputation for building environmentally clean, low-cost battery cells from an ethically- and sustainably-sourced supply chain to attract customers and grow its business. If FREYR is unable to, for instance, reduce the CO2 footprint of the traditional battery production process, reduce production costs or obtain its materials from ethical and sustainable suppliers, its brand and reputation could be significantly impaired, which could affect its ability to compete. FREYR also relies on the low carbon intensity of the electricity produced in Norway, and any change to such carbon intensity could adversely affect its brand and reputation and ability to compete. Further, FREYR expects to rapidly scale up its workforce, leading it in some instances to hire personnel or partner with third parties who it may later determine do not fit FREYR’s culture or mission. If FREYR cannot manage its hiring and training processes to avoid potential issues, its business and reputation may be harmed and its ability to attract customers would suffer. In addition, if FREYR were unable to achieve a similar level of brand recognition as its competitors, some of which currently have a broader brand footprint as a result of greater resources, longer operational history or more prominent branding as automotive OEMs, FREYR could lose recognition in the marketplace among prospective customers, suppliers and partners, which could affect its growth and financial performance. FREYR anticipates that its marketing and branding initiatives that will involve incurring significant expenses in advance of corresponding revenues. FREYR cannot assure you that such marketing and branding expenses will result in the successful expansion of its brand recognition or increase its revenues.
FREYR’s future growth and success depend on its ability to sell effectively to large customers.
FREYR’s potential customers are large enterprises, including in the energy storage system (“ESS”), automotive manufacturers and maritime sectors. FREYR does not currently have any definitive customer agreements in place. Therefore, FREYR’s future success will depend on its ability to effectively sell its products to such large customers. Sales to these end-customers involve risks that may not be present (or that are present to a lesser extent) with sales to smaller customers. These risks include, but are not limited to, (i) increased purchasing power and leverage held by large customers in negotiating contractual arrangements with FREYR and (ii) longer sales cycles and the associated risk that substantial time and resources may be spent on a potential end-customer that elects not to purchase FREYR’s solutions.
Large enterprises often undertake a significant evaluation process that results in a lengthy sales cycle. In addition, product purchases by large organizations are frequently subject to budget constraints, multiple approvals and unanticipated administrative, processing and other delays. Finally, large enterprises typically have longer implementation cycles, require greater product functionality and scalability, require a broader range of services, demand that vendors take on a larger share of risks, require acceptance provisions that can lead to a delay in revenue recognition and expect greater payment flexibility. All of these factors can add further risk to business conducted with these potential customers.
FREYR may not be able to accurately estimate the future supply and demand for its battery cells, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If FREYR fails to accurately predict its manufacturing requirements, it could incur additional costs or experience delays.
FREYR’s business is closely related to the production level of its future customers, whose businesses are dependent on the highly cyclical markets, such as the automotive, maritime and renewable energy industries. Thus, it is difficult to predict FREYR’s future revenues and appropriately budget for its expenses, and FREYR may have limited insight into trends that may emerge and affect its business. FREYR anticipates being required to provide forecasts of its demand to its current and future suppliers prior to the scheduled delivery of products to potential customers. Currently, there is no historical basis for making judgments on the demand for FREYR’s battery cells or its ability to develop, manufacture, and deliver battery cells, or FREYR’s profitability in the future. If FREYR overestimates its requirements, its suppliers may have excess inventory, which indirectly would increase FREYR’s costs. If FREYR underestimates its requirements, its suppliers may have inadequate inventory, which could interrupt manufacturing of its products and result in delays in shipments and revenues. In addition, lead times for materials and components that FREYR’s suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If FREYR fails to order sufficient quantities of product components in a timely manner, the delivery of battery cells to its potential customers could be delayed, which would harm FREYR’s business, prospects, financial condition and operating results.
Furthermore, due to FREYR’s future customers’ exposure to the abovementioned highly cyclical markets, customers may, in response to unfavorable market conditions, request delays in contract, shipment dates or other contract modifications or else default, terminate or not renew their contractual arrangements with FREYR. Consequently, the financial performance of FREYR will fluctuate with the general economic cycle, a decline in which could have a material adverse effect on FREYR’s business, prospects, financial condition and operating results.
The increase in competition and advances in technology in the battery industry is expected to cause substantial downward pressure on the prices of battery cells and may cause FREYR to lose sales or market share, resulting in lower revenues, earnings, and cash flows.
Global battery cell production capacity has been materially increasing overall, and has resulted in the past, and is expected to continue to result, in substantial downward pressure on the price of battery cells. Given the general downward pressure on prices for battery cells driven by increasing supply and technological change, a principal component of FREYR’s business strategy is reducing its costs to manufacture battery cells to become and remain competitive. If FREYR’s competitors are able to drive down their manufacturing costs faster than FREYR can, its battery cells may become less competitive. Further, if raw materials costs and other third-party component costs were to increase, FREYR may not meet its cost reduction targets. If FREYR cannot effectively execute its cost reduction roadmap, FREYR’s competitive position will suffer, and FREYR could lose market share and FREYR’s margins would be adversely affected as it faces downward pricing pressure. Intensifying competition could cause FREYR to lose sales or market share. Such price reductions or loss of sales or market share could have a negative impact on FREYR’s revenue and earnings, and could materially adversely affect FREYR’s business, prospects, financial condition and cash flows.

The battery industry and its technology are rapidly evolving and may be subject to unforeseen changes, such as technological developments in existing technologies or new developments in competitive technologies that could adversely affect the demand for FREYR’s battery cells.
FREYR may be unable to keep up with changes in the rapidly evolving battery market and, as a result, its competitiveness may suffer. FREYR’s competitors include major battery manufacturers currently supplying the markets, automotive OEMs, and potential new entrants. There are several development-stage companies seeking to improve conventional lithium-ion batteries or to develop new technologies for batteries. Any failure by FREYR to successfully react to changes in existing technologies could materially harm its competitive position and growth prospects.
Furthermore, the battery industry also competes with other emerging or evolving technologies, such as hydrogen energy storage or carbon capture storage and sequestration. If FREYR is unable to keep up with competitive developments, including if such technologies achieve lower prices or enjoy greater policy support than the lithium-ion battery industry, FREYR’s competitive position and growth prospects may be harmed. If FREYR’s competitive position and growth prospects are harmed, then FREYR’s manufacturing facilities may be no longer needed and may have less or no value, adversely affecting FREYR’s business, prospects and financial condition.
Risks Relating to Finance and Accounting
FREYR’s business model of manufacturing battery cells is capital-intensive, and FREYR may not be able to raise additional capital on attractive terms, if at all, which could be dilutive to shareholders. If FREYR cannot raise additional capital when needed, its operations and prospects could be materially and adversely affected.
The development, design, manufacture and sale of batteries is a capital-intensive business. As a result of the capital-intensive nature of FREYR’s business, it can be expected to continue to incur substantial operating expenses without generating sufficient revenues to cover expenditures. Over time, FREYR may need to raise additional funds, including through entry into new or extending existing joint venture arrangements, through the issuance of equity, equity-related or debt securities or through obtaining credit from financial institutions to fund, together with FREYR’s principal sources of liquidity, ongoing costs such as research and development relating to its battery cells, the construction of Gigafactories, any significant unplanned or accelerated expenses, and new strategic investments. FREYR cannot be certain that additional capital will be available on attractive terms, if at all, when needed, which could be dilutive to shareholders, and its financial condition, results of operations, business and prospects could be materially and adversely affected.
FREYR’s operating and financial results forecast relies in large part upon assumptions and analyses developed by FREYR. If these assumptions or analyses prove to be incorrect, FREYR’s actual operating results may be materially different from its forecasted results.
The projected financial and operating information appearing elsewhere in this Current Report on Form 8-K and in the Proxy Statement/Prospectus reflect current management estimates of future performance. Whether actual operating and financial results and business developments will be consistent with FREYR’s expectations and assumptions as reflected in its forecasts depends on a number of factors, many of which are outside FREYR’s control, including, but not limited to:
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success and timing of development activity;

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changes in the estimated cost of materials, supplies and components, such as increases that have occurred since the beginning of 2021, that FREYR may or may not be able to pass on to customer through increased product prices;

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entry into definitive contracts with customers and suppliers on favorable terms, or at all;

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customer acceptance of FREYR’s products;

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changes in customer demand mix for NMC and LFP chemistry-based products, such as earlier demand for LFP battery chemistry-based products that FREYR is seeing in recent and ongoing discussions with potential customers;

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competition, including from established and future competitors;

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FREYR’s ability to manage its growth;

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whether FREYR can manage relationships with key suppliers;

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FREYR’s ability to retain existing key management, integrate recent hires and attract, retain and motivate qualified personnel; and

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the overall strength and stability of domestic and international economies.

Unfavorable changes in any of these or other factors, most of which are beyond FREYR’s control, could materially and adversely affect its business, results of operations, prospects and financial results.
Prior to the Business Combination, Alussa identified a material weakness in its internal control over financial reporting as of December 31, 2020. If Pubco’s remediation of these material weaknesses is not effective, or if Pubco experiences additional material weaknesses in the future or otherwise fails to maintain effective internal controls in the future, Pubco may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect investor confidence in Pubco and, as a result, the value of the Ordinary Shares.
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing Alussa’s Warrants. As a result of the SEC Statement, Alussa reevaluated the accounting treatment of its 14,375,000 Public Warrants and 8,750,000 Private Placement Warrants and restated its previously issued financial statements to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.
Following the issuance of the SEC Statement, on May 5, 2021, Alussa concluded that its previously issued audited financial statements for the year ended December 31, 2020 and the period from June 13, 2019 (inception) through December 31, 2019, and each of its unaudited condensed financial statements for the quarterly and year-to-date periods during such years, and related disclosures, should be restated (the “Restatement”). As part of such process, Alussa identified a material weakness in its internal controls over financial reporting.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.
Effective internal controls are necessary for Pubco to provide reliable financial reports and prevent fraud. Alussa has taken a number of steps to remedy the material weaknesses prior to the Business Combination and Pubco continues to evaluate steps to remediate the material weakess. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects. If Pubco determines that such remedial steps are insufficient or identifies any new material weaknesses in the future, any such newly identified material weakness or insufficient remedial steps could limit our ability to prevent or detect a misstatement of Pubco’s accounts or disclosures that could result in a material misstatement of Pubco’s annual or interim financial statements. In such case, Pubco may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in Pubco financial reporting and Pubco’s share price may decline as a result.
Pubco cannot assure you that the measures Pubco or Alussa have taken to date, or any measures Pubco may take in the future, will be sufficient to avoid potential future material weaknesses.

Pubco may face litigation and other risks as a result of the material weakness in its internal control over financial reporting.
As a result of such material weakness, the Restatement related to the accounting for the Warrants, and other matters raised or that may in the future be raised by the SEC, Pubco face potential litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weakness in Pubco’s internal control over financial reporting. As of the date of this Current Report on Form 8-K, Pubco has no knowledge of any such litigation or dispute. However, Pubco can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on Pubco’s business, results of operations and financial condition.
If Pubco discovers a material weakness in its internal control over financial reporting or otherwise fails to maintain effective internal control over financial reporting, Pubco’s ability to report its financial results on a timely and accurate basis and the market price of its ordinary shares may be adversely affected.
The Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act) requires, among other things, that Pubco evaluate the effectiveness of its internal control over financial reporting and disclosure controls and procedures. Although FREYR Legacy did not identify any material weaknesses in internal control over financial reporting at December 31, 2019, subsequent testing by Pubco or its independent registered public accounting firm, which has not performed an audit of its internal control over financial reporting, may reveal deficiencies in Pubco’s internal control over financial reporting that are deemed to be material weaknesses. Prior to the completion of the Business Combination, FREYR Legacy was a private company with limited resources and did not have the necessary business processes and related internal controls formally designed and implemented, coupled with the appropriate resources with the appropriate level of experience and technical expertise, to oversee FREYR Legacy’s business processes and controls. To comply with Section 404A, Pubco may incur substantial cost, expend significant management time on compliance-related issues and hire additional accounting, financial and internal audit staff with appropriate public company experience and technical accounting knowledge. Moreover, if Pubco is not able to comply with the requirements of Section 404A in a timely manner or if Pubco or its independent registered public accounting firm identify deficiencies in Pubco’s internal control over financial reporting that are deemed to be material weaknesses, Pubco could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources. Any failure to maintain effective disclosure controls and procedures or internal control over financial reporting could have a material adverse effect on Pubco’s business, prospects and operating results, and cause a decline in the price of Pubco Ordinary Shares.
If Pubco is unable to establish and maintain effective internal control over financial reporting, and build its finance infrastructure, investors may lose confidence in the accuracy of Pubco’s financial reports.
As a public company, Pubco will operate in an increasingly demanding regulatory environment, which requires it to comply with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the regulations of the NYSE, the rules and regulations of the SEC, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for Pubco to produce reliable financial reports and are important to help prevent financial fraud. Commencing with its fiscal year ending the year in which the Business Combination is completed, Pubco must perform system and process evaluation and testing of its internal controls over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. Prior to Closing of the Business Combination, FREYR Legacy has never been required to test its internal controls within a specified period and, as a result, it may experience difficulty in meeting these reporting requirements in a timely manner.
Pubco anticipates that the process of building its accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. Pubco expects that it will need to implement a new internal system to combine and streamline the management of its financial, accounting, human resources and other functions. However, such a system would likely require Pubco to complete many processes and procedures for the effective use of the system or to run its business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect Pubco’s controls and harm its business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, Pubco may discover additional weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.
Pubco may fail to establish and maintain effective internal control over financial reporting, in which case Pubco’s internal control over financial reporting may not prevent or detect all errors and all fraud. Pubco also may not be able to detect errors and fraud on a timely basis and its financial statements may be materially misstated. Although, the process of identifying the resources that Pubco will need to ensure the establishment and maintenance of effective internal controls for its current business has begun, there is no guarantee that such assessment will be accurate and post-Closing of the Business Combination, the complexity of Pubco’s business is likely to increase as it implements its business strategy and its business grows, and such increase in complexity will increase the difficulty of maintaining effective internal controls. If Pubco fails to establish and maintain effective internal control over financial reporting, its business and results of operations could be harmed, and investors may lose confidence in the accuracy and completeness of its financial reports, which could cause the price of its ordinary shares to decline. In addition, Pubco could become subject to investigations by the NYSE, the SEC or other regulatory authorities, which could require additional management attention and which could adversely affect Pubco’s business.
If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of Pubco’s securities may decline.
In addition, fluctuations in the price of Pubco’s securities could contribute to the loss of all or part of your investment. If an active market for Pubco’s securities develops and continues after the Business Combination, the trading price of such securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Pubco’s control. Any of the factors listed below could have a material adverse effect on your investment in Pubco’s securities and Pubco’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Pubco’s securities may not recover and may experience a further decline.
In addition to the other risks described in this “Risk Factors” section, the following factors could also cause FREYR’s financial condition and results of operations to fluctuate on a quarterly basis:
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actual or anticipated fluctuations in Pubco’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

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changes in the market’s expectations about Pubco’s operating results;

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success of competitors;

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Pubco’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning Pubco or the battery industry in general;

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operating and share price performance of other companies that investors deem comparable to Pubco;

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Pubco’s ability to bring its products and technologies to market on a timely basis, or at all;

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changes in laws and regulations affecting Pubco’s business;

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Pubco’s ability to meet compliance requirements;

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commencement of, or involvement in, litigation involving Pubco;

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changes in Pubco’s capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of Pubco Ordinary Shares available for public sale;

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any major change in the Pubco board of directors or management;

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amounts of sales of Pubco Ordinary Shares by Pubco’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

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general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, pandemic such as COVID-19 and acts of war or terrorism.

Fluctuations in Pubco’s operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, its revenue, key operating metrics and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of Pubco Ordinary Shares.
Pubco’s ability to use FREYR Legacy’s net operating loss carryforwards and certain other tax attributes may be limited.
For the year ended December 31, 2020, FREYR Legacy had net operating loss carryforwards in Norway of approximately $11.3 million, which can be carried forward indefinitely. Pursuant to Norwegian law, net operating loss carry forwards can be used for an indefinite time period, provided that FREYR Legacy is considered to be tax resident in Norway and the net operating loss carry forward is not transferred as part of a tax motivated transaction or restructuring. Any such limitations on FREYR Legacy’s ability to use its net operating loss carryforwards and other tax assets could adversely impact its business, prospects, financial condition and results of operations.
Rising interest rates could adversely impact FREYR’s business.
Rising interest rates will increase FREYR’s cost of capital. FREYR’s future success may depend on its ability to raise capital to help finance the scaling of its production capacity. Rising interest rates may have an adverse impact on FREYR’s ability to offer attractive pricing to its customers.
The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on FREYR’s business, prospects, financial condition and operating results.
Any reduction, elimination, or discriminatory application of government subsidies and economic incentives because of policy changes, or the reduced need for such subsidies and incentives due to the perceived success of clean and renewable energy products or other reasons, may result in the diminished competitiveness of the battery industry generally or FREYR’s battery cells in particular. This could materially and adversely affect the growth of the battery markets and FREYR’s business, prospects, financial condition and operating results.
While certain tax credits and other incentives for clean and renewable energy products have been available in the past, there is no guarantee these programs will be available in the future. If current tax incentives are not available in the future, FREYR’s financial position could be harmed.
Pubco may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.
A non-U.S. corporation is deemed a PFIC for any taxable year if either (1) at least 75% of its gross income for such year is passive income, or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. If Pubco is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this registration statement captioned “United States Federal Income Tax Considerations”) of Pubco securities, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Based on the current and anticipated composition of the income, assets and operations of the Company and its subsidiaries, the Company may be classified as a PFIC for its current taxable year.
Whether the Company or any of its subsidiaries are a PFIC for any taxable year is a factual determination that must be made annually at the close of each taxable year and depends on, among other things, the composition of the Company’s income and assets, and the market value of its and its subsidiaries’ shares and assets. Whether the Company is treated as a PFIC for U.S. federal income tax purposes is thus subject to significant uncertainty. Because items of working capital are generally treated as passive assets for PFIC purposes, retaining or accumulating cash, cash equivalents and other assets such as short-term and long-term investments that are readily convertible into cash increases the risk that the Company will be classified as a PFIC. However, Pubco’s actual PFIC status for its current taxable year or any future taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurances with respect to Pubco’s status as a PFIC for its current taxable year or any subsequent taxable year. U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to holders of Pubco securities. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “United States Federal Income Tax Considerations — Passive Foreign Investment Company Considerations.”
Risks Relating to Legal and Regulatory Compliance
FREYR may become subject to product liability claims, which could harm its financial condition and liquidity if it is not able to successfully defend or insure against such claims.
FREYR may become subject to product liability claims, even those without merit, which could harm its business, prospects, operating results, and financial condition. FREYR faces inherent risk of exposure to claims in the event its battery cells do not perform as expected or malfunction resulting in personal injury or death. A successful product liability claim against FREYR could require FREYR to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about FREYR, which would have material adverse effect on FREYR’s brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of FREYR’s coverage, or outside of FREYR’s coverage, may have a material adverse effect on FREYR’s reputation, business, prospects and financial condition. FREYR may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if it does face liability for its products and are forced to make a claim under its policy.
Insufficient warranty reserves to cover future warranty claims could materially adversely affect FREYR’s business, prospects, financial condition and operating results.
Once FREYR’s battery cells are in production, FREYR will need to maintain warranty reserves to cover warranty-related claims. If the warranty reserves are inadequate to cover future warranty claims on FREYR’s battery cells, its business, prospects, financial condition and operating results could be materially and adversely affected. FREYR may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.
Claims for indemnification by Pubco’s directors and officers may reduce Pubco’s available funds to satisfy successful third-party claims against Pubco and may reduce the amount of money available to Pubco.
Pubco Articles provide that Pubco will indemnify its directors and officers, in each case to the fullest extent permitted by Luxembourg law.
More particularly, as permitted by Luxembourg law, Pubco Articles and its indemnification agreements that it expects to enter into with its directors and officers will provide that subject to the exceptions and limitations listed below, every person who is, or has been, a director or officer of Pubco or a direct or indirect subsidiary of Pubco shall be indemnified by Pubco to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such director or officer and against amounts paid or incurred by him or her in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” include all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities. However, no indemnification shall be provided to any director or officer of Pubco or a direct or indirect subsidiary of Pubco (i) by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of a director or officer, (ii) with respect to any matter as to which any director or officer has been finally adjudicated to have acted in bad faith and against the interest of Pubco, or (iii) in the event of a settlement, unless approved by a court or the board of directors. Pubco may, to the fullest extent permitted by law, purchase and maintain insurance or furnish similar protection or make other arrangements, including, but not limited to, providing a trust fund, letter of credit, or surety bond on behalf of a director or officer of Pubco or a direct or indirect subsidiary of Pubco against any liability asserted against him or her or incurred by or on behalf of him or her in his or her capacity as a director or officer of Pubco or a direct or indirect subsidiary of Pubco. The right of indemnification will be severable, will not affect any other rights to which any director or officer of Pubco or a direct or indirect subsidiary of Pubco may now or in the future be entitled, will continue as to a person who has ceased to be such director or officer and will inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification is not exclusive and will not affect any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. Expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding will be advanced by Pubco prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, to repay such amount if it is ultimately determined that he or she is not entitled to indemnification.
The Pubco Articles include a forum selection clause, which may impact your ability to bring actions against it.
The Pubco Articles provide that, unless Pubco consents in writing to the selection of an alternative forum, the federal district courts of the Unites States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 and the Securities Exchange Act of 1934. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, a court may decline to enforce these exclusive forum provisions with respect to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Pubco shareholders may not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find the exclusive forum provisions to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.
Liabilities related to Sjonfjellet Vindpark AS’s operations when it was part of FREYR Legacy, or liabilities associated with Sjonfjellet Vindpark AS’s spin-off from FREYR Legacy, could adversely affect FREYR’s business, financial condition, results of operations, prospects and cash flows.
FREYR Legacy entered into a demerger plan when Sjonfjellet Vindpark AS, together with assets, rights and liabilities of FREYR Legacy relating to its former wind power business was transferred from FREYR Legacy to a separate limited company, SVPH, by way of a Norwegian law rule allowing for so called demergers, mirroring FREYR Legacy’s then ownership structure into that company such that FREYR Legacy security holders in the aggregate hold the same underlying interest in the same underlying businesses through the two companies, FREYR Legacy and SVPH (the “Norway Demerger Plan”). The Norway Demerger Plan provides for, among other things, a transfer of assets and obligations designed to make FREYR financially responsible for liabilities allocable to FREYR Legacy before the spin-off, and to make Sjonfjellet Vindpark AS and SVPH financially responsible for liabilities allocable to Sjonfjellet Vindpark AS and FREYR Legacy’s former wind business before the spin-off. Pursuant to Norwegian law, FREYR is subject to joint and several liability if either Sjonfjellet Vindpark AS or SVPH fails to perform an obligation transferred according to the Norway Demerger Plan. The joint and several liability is limited to an amount equivalent to the net value accruing to SVPH when acquiring Sjonfjellet Vindpark AS, together with the assets, rights and liabilities of FREYR Legacy relating to its former wind power business as part of the abovementioned demerger. As a consequence, FREYR may be required to indemnify SVPH if SVPH is required, but unable, to perform an obligation transferred according to the Norway Demerger Plan and/or fails to indemnify FREYR. Either of these could negatively affect FREYR’s business, prospects, financial position, results of operations, and/or cash flows.

FREYR’s battery cells and its website, systems, and data it maintains may be subject to intentional disruption, other security incidents, or alleged violations of laws, regulations, or other obligations relating to data handling that could result in liability and adversely impact its reputation and future sales.
FREYR may face significant challenges with respect to information security and maintaining the security and integrity of its systems and other systems used in its business, as well as with respect to the data stored on or processed by these systems. Because FREYR’s business relies on confidential data from third parties, any compromise of that data, or perception that any such compromise has occurred, could materially affect FREYR’s business and financial prospects. Advances in technology, an increased level of sophistication, and an increased level of expertise of hackers, new discoveries in the field of cryptography or others can result in a compromise or breach of the systems used in its business or of security measures used in its business to protect confidential information, personal information, and other data.
The availability and effectiveness of FREYR’s battery cells, and FREYR’s ability to conduct its business and operations, depend on the continued operation of information technology and communications systems, some of which FREYR has yet to develop or otherwise obtain the ability to use. Systems used in FREYR’s business, including data centers and other information technology systems, will be vulnerable to damage or interruption. Such systems could also be subject to break-ins, sabotage and intentional acts of vandalism, as well as disruptions and security incidents as a result of non-technical issues, including intentional or inadvertent acts or omissions by employees, service providers, or others. FREYR anticipates using outsourced service providers to help provide certain services, and any such outsourced service providers face similar security and system disruption risks as FREYR. Some of the systems used in FREYR’s business will not be fully redundant, and its disaster recovery planning cannot account for all eventualities. Any data security incidents or other disruptions to any data centers or other systems used in FREYR’s business could result in lengthy interruptions in its service.
Significant capital and other resources may be required in efforts to protect against information security breaches, security incidents, and system disruptions, or to alleviate problems caused by actual or suspected information security breaches and other data security incidents and system disruptions. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities and otherwise seeking to obtain unauthorized access to systems or data, and to disrupt systems, are increasingly sophisticated and constantly evolving. Any failure or perceived failure by FREYR or its service providers to prevent information security breaches or other security incidents or system disruptions, or any compromise of security that results in or is perceived or reported to result in unauthorized access to, or loss, theft, alteration, release or transfer of, FREYR’s information, or any personal information, confidential information, or other data of FREYR or third parties, could result in loss or theft of proprietary or sensitive data and intellectual property, could harm FREYR’s reputation and competitive position and could expose FREYR to legal claims, regulatory investigations and proceedings, and fines, penalties, and other liability. Any such actual or perceived security breach, security incident or disruption could also divert the efforts of FREYR’s technical and management personnel, and could require FREYR to incur significant costs and operational consequences in connection with investigating, remediating, eliminating and putting in place additional tools and devices designed to prevent actual or perceived security breaches and other incidents and system disruptions.
Changes in laws relating to privacy and data protection could disrupt FREYR’s business.
FREYR is also subject to various laws regarding privacy, data protection, and the protection of certain data relating to individuals. FREYR’s handling of data relating to individuals is subject to a variety of laws and regulations relating to privacy, data protection, and data security, and it may become subject to additional obligations, including contractual obligations, relating to its maintenance and other processing of this data. For example, the European Union’s General Data Protection Regulation, or GDPR, imposes stringent data protection requirements and provides for significant penalties for noncompliance. Laws, regulations, and other actual and potential obligations relating to privacy, data protection, and data security are evolving rapidly, and the regulatory landscape regarding privacy, data protection, and data security is likely to remain uncertain for the foreseeable future. FREYR expects to potentially be subject to new laws and regulations, or new interpretations of laws and regulations, in the future in various jurisdictions. These laws, regulations, and other obligations, and changes in their interpretation, could require FREYR to modify its operations and practices, restrict its activities, and increase its costs in the future, and it is possible that these laws, regulations, and other obligations may be inconsistent with one another or be interpreted or asserted to be inconsistent with FREYR’s business or practices. Any inability to adequately address privacy and security concerns or comply with applicable privacy and data security laws, rules and regulations could have an adverse effect on FREYR’s business, prospects, results of operations, financial position and reputation.
FREYR is subject to substantial regulation and unfavorable changes to, or failure by FREYR to comply with, these regulations could substantially harm its business and operating results.
FREYR’s battery cells and its customer’s markets are subject to substantial regulation under international, European and local laws, including export control, environmental and sustainability laws (including the EU Taxonomy Regulation (Regulation (EU) 2020/852) and safety laws. FREYR expects to incur significant costs in complying with these regulations. In particular, regulations related to the battery, materials to produce such batteries such as lithium, EV and alternative energy industries are currently evolving and FREYR faces risks associated with new regulations, including the proposed EU Batteries Regulation, and changes to these regulations.
To the extent the laws change, FREYR’s products may not comply with applicable international, European or local laws and such changes could imply the need to materially alter FREYR’s operations and set-up and may prompt the need to apply for further permits, which would have an adverse effect on its business and prospects. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, FREYR’s business, prospects, financial condition and operating results would be adversely affected.
Internationally, there may be laws in jurisdictions FREYR has not yet entered or laws it is unaware of in jurisdictions it has entered that may restrict its sales or other business practices. The laws in this area can be complex, difficult to interpret and may change over time. Continued regulatory limitations and other obstacles that may interfere with FREYR’s ability to commercialize its products could have a negative and material impact on its business, prospects, financial condition and results of operations.
As FREYR does not have a source of revenue because its initial battery factory is not yet under construction, FREYR is far more exposed to regulatory risk compared to its peers in the industry that have stable sources of income.
FREYR is an early stage company and as a result, internal processes and procedures, such as code of conduct, environmental, social and corporate governance policy, relevant anti-corruption policies and similar policies have only recently been implemented. FREYR must ensure it operates in accordance with its own processes and policies, as well as statutory laws and regulations, and there may be a higher risk that FREYR, as an early stage company, fails to comply with such internal processes and procedures, as well as statutory laws and regulations. Any failure to comply with such policies may adversely affect FREYR’s business, prospects and financial condition.
FREYR is subject to governmental export and import controls that could subject it to liability or impair its ability to compete in international markets.
The U.S. and various foreign governments have imposed controls, export license requirements and restrictions on the import or export of certain products, technologies and software. FREYR must export and import its products in compliance with any applicable controls. FREYR may not always be successful in obtaining necessary approvals, and its failure to obtain required import or export approval for its products or limitations on its ability to export or sell its products imposed by these laws may harm its international and domestic sales and adversely affect its revenue. Noncompliance with these laws could have negative consequences, including government investigations, penalties and reputational harm.
Changes in FREYR’s products or changes in export, import and economic sanctions laws and regulations may delay FREYR introducing new products in international markets, prevent its customers from using FREYR’s products internationally or, in some cases, prevent the export or import of FREYR’s products to or from certain countries altogether. Any change in export or import regulations or legislation; shift or change in enforcement; or change in the countries, persons or technologies targeted by these regulations could result in decreased use of FREYR’s products by, or in FREYR’s decreased ability to export or sell its products to, existing or potential customers with international operations, adversely affecting FREYR’s business, prospects and results of operations.
FREYR is subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws in many jurisdictions, and non-compliance with such laws can subject FREYR to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect its business, prospects, financial condition, results of operations and reputation.
FREYR is subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which it conducts or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act, or FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act 2010, and other anti-corruption laws and regulations. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, agents, representatives, business partners, and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector.
FREYR will sometimes leverage third parties to sell its products and conduct it business abroad. FREYR, its employees, agents, representatives, business partners, and its third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if FREYR does not explicitly authorize such activities. FREYR cannot assure you that all of its employees and agents will not take actions in violation of applicable law, for which FREYR may be ultimately held responsible. As FREYR increases its international sales and business, FREYR’s risks under these laws may increase.
The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. FREYR’s policies and procedures are designed to ensure compliance with these laws, but FREYR cannot assure you that none of its employees, agents, representatives, business partners or third-party intermediaries will engage in improper conduct that violates FREYR’s policies and applicable law, for which FREYR may be held responsible.
Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject FREYR to whistleblower complaints, adverse media coverage, investigations, severe civil and criminal sanctions, settlements, prosecution, enforcement actions, loss of export privileges, suspension or debarment from U.S. government contracts and other collateral consequences and remedial measures, all of which could adversely affect FREYR’s business, prospects, financial condition, results of operations and reputation. Responding to any investigation or action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. In addition, changes in economic sanctions laws in the future could adversely impact FREYR’s business and investments in its ordinary shares.
FREYR and its partners, suppliers and customers are subject to requirements relating to environmental, permitting and safety regulations and environmental remediation matters which could adversely affect FREYR’s business, prospects, results of operation and reputation.
FREYR and its partners, suppliers and customers are subject to numerous environmental laws and regulations governing, among other things, energy storage system siting and installation restrictions, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. There are significant capital, operating and other costs associated with compliance with these environmental, permitting and safety laws and regulations. Environmental laws and regulations may become more stringent in the future, which could increase costs of compliance or require FREYR to manufacture with alternative technologies and materials. Moreover, if FREYR or any of its partners, suppliers or customers were found to be in violation of environmental, permitting or safety laws, FREYR’s reputation for building clean battery cells from an ethically- and sustainably-sourced supply chain could be harmed, potentially resulting in significant damage to its brand.

FREYR’s manufacturing process will have hazards such as but not limited to hazardous materials, machines with moving parts, and high voltage and/or high current electrical systems typical of large manufacturing equipment and related safety incidents. There may be safety incidents that damage machinery or product, slow or stop production, or harm employees. Consequences may include litigation, regulation, fines, increased insurance premiums, mandates to temporarily halt production, workers’ compensation claims, or other actions that impact FREYR’s brand, finances, or ability to operate.
International trade policies may impact demand for FREYR’s products and its competitive position
Government policies on international trade and investment such as sanctions, import quotas, capital controls or tariffs, whether adopted by non-governmental bodies, individual governments or addressed by regional trade blocs, may affect the demand for FREYR’s battery cells, impact its competitive position or prevent FREYR from being able to sell products to certain customers or in certain countries. The implementation of more protectionist trade policies, such as more detailed inspections, higher tariffs, or new barriers to entry, in countries where FREYR sells products could negatively impact FREYR’s business, prospects and results of operations. For example, a government’s adoption of trade sanctions or “buy national” policies or retaliation by another government against such policies could have a negative impact on FREYR’s results of operations.
Possible new tariffs on materials and components used to manufacture FREYR’s battery cells could have a material adverse effect on FREYR’s business.
FREYR’s business is dependent on the availability of components necessary to develop and manufacture its battery cells, particularly cathode and anode materials. Although FREYR expects to obtain such components from Norwegian or other Nordic suppliers, it may be necessary to develop relationships with suppliers in other regions. Any tariffs imposed on the import of components to Norway could lead to price fluctuations and periodic delays in the delivery of such components. Disruptions in the supply of components could temporarily impair FREYR’s ability to manufacture battery cells or require FREYR to pay higher prices in order to obtain these materials or components from other sources, which could affect FREYR’s business, prospects and results of operations.
From time to time, FREYR may be involved in legal proceedings and commercial or contractual disputes, which could have an adverse impact on FREYR’s profitability and consolidated financial position.
FREYR may be involved in legal proceedings and commercial or contractual disputes that, from time to time, are significant. These are typically claims that arise in the normal course of business including, without limitation, commercial or contractual disputes, including warranty claims and other disputes with potential customers and suppliers, intellectual property matters, personal injury claims, environmental issues, tax matters, and employment matters. For example, FREYR will be using 24M’s process technology and receiving services from 24M under an existing licensing agreement. Any disagreements or disputes with 24M that arise under the licensing agreement or otherwise may impede FREYR’s ability to maximize the benefits of this partnership and slow the development of FREYR’s battery plants.
It is difficult to predict the outcome or ultimate financial exposure, if any, represented by these matters, and there can be no assurance that any such exposure will not be material. Such claims may also negatively affect FREYR’s reputation.
Risks Relating to the Investment
Sales of a substantial number of Pubco securities in the public market following the Business Combination could adversely affect the market price of its ordinary shares.
The sale of Pubco’s Ordinary Shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Pubco’s Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.

7,187,500 Ordinary Shares of Pubco issued in connection with the Business Combination in exchange for 7,187,500 Founder Shares and 10,250,000 warrants continue to be held by Alussa’s Initial Shareholders following the Business Combination, except for the 500,000 warrants that have been transferred by the Sponsor to certain of FREYR’s management and representatives. Pubco Ordinary Shares exchanged for the Founder Shares are subject to a one-year lock up restriction following the Second Closing Date, subject to the possible early release of such shares in the event (i) the closing price of the Pubco Ordinary Shares exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalization and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Second Closing Date or (ii) Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of Pubco shareholders having the right to exchange their ordinary shares for cash, securities or other property. Furthermore, such warrants held by Alussa’s Initial Shareholders and shares issuable upon conversion of such warrants are subject to a 30 day lock up restriction following the Second Closing. After the lock-up period expires, these securities will become eligible for future sale in the public market. Additionally, certain Pubco Ordinary Shares issued in connection with the PIPE Investment will not be subject to lock up restrictions. Sales of a significant number of these securities in the public market, or the perception that such sales could occur, could reduce the market price of Pubco Ordinary Shares.
In addition, the Ordinary Shares reserved for future issuance under the 2021 Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lock-up agreements and other restrictions imposed by law. 10% of the total aggregate number of Pubco shares issued and outstanding as of immediately after the Second Closing Date have been reserved for future issuance under the 2021 Plan. Pubco is expected to file one or more registration statements on Form S-8 under the Securities Act to register Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares issued pursuant to the 2021 Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market. The initial registration statement on Form S-8 is expected to cover Ordinary Shares.
In the future, Pubco may also issue our securities in connection with investments or acquisitions. The amount of Ordinary Shares issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding Ordinary Shares. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to Pubco stockholders.
Concentration of ownership among FREYR’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
Following the Business Combination, Pubco’s executive officers, directors and their affiliates as a group own approximately 25.06% of Pubco outstanding ordinary shares. As a result, these shareholders are able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, any amendment of the Pubco Articles and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.
Pubco will qualify as an “emerging growth company” and a “smaller reporting company” and will benefit from reduced disclosure requirements. Pubco cannot be certain if such reduced disclosure requirements will make its ordinary shares less attractive to investors and make it more difficult to compare Pubco’s performance with other public companies.
Pubco will qualify as an “emerging growth company,” as defined in the JOBS Act, and a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, and intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” or “smaller reporting companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Pubco may take advantage of exemptions applicable to “emerging growth companies” for so long as it is an “emerging growth company,” which is until the earliest of (i) the last day of the fiscal year in which the market value of Pubco’s Ordinary Shares that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Alussa’s Units in the IPO. Pubco may take advantage of exemptions applicable to “smaller reporting companies” for as long as it is a “smaller reporting company,” which is as long as either (1) the market value of Pubco Ordinary Shares held by non-affiliates is less than $250 million as of June 30 in the most recently completed fiscal year or (2) Pubco’s annual revenue is less than $100 million during the most recently completed fiscal year and the market value of Pubco Ordinary Shares held by non-affiliates is less than $700 million as of June 30 in the most recently completed fiscal year. Pubco cannot predict if investors will find its ordinary shares less attractive because it will rely on these exemptions. If some investors find Pubco Ordinary Shares less attractive as a result, there may be a less active trading market for Pubco Ordinary Shares and its stock price may be more volatile.
As an “emerging growth company”, Pubco will elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows Pubco to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, Pubco’s financial statements may not be comparable to companies that comply with public company effective dates.
Pubco does not expect to declare any dividends in the foreseeable future.
Given the capital-intensive nature of the proposed business of Pubco, Pubco does not anticipate declaring any cash dividends to holders of its ordinary shares in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.
Pubco may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless, and exercise of a significant number of the warrants could adversely affect the market price of Pubco Ordinary Shares.
Pubco will have the ability to redeem certain outstanding Pubco Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Pubco Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which Pubco gives proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by Pubco, Pubco may not exercise the redemption right if the issuance of the Pubco Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or Pubco is unable to effect such registration or qualification. Redemption of the outstanding Pubco Warrants could force you to: (i) exercise your Pubco Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Pubco Warrants at the then-current market price when you might otherwise wish to hold your Pubco Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Pubco Warrants are called for redemption, is likely to be substantially less than the market value of your Pubco Warrants. Additionally, if a significant number of Pubco Warrant holders exercise their Pubco Warrants instead of accepting the nominal redemption price, the issuance of these shares would dilute other equity holders, which could reduce the market price of the Pubco Ordinary Shares.
None of the Private Placement Warrants that were issued concurrently with Alussa’s IPO or any Pubco Working Capital Warrants that may be outstanding, will be redeemable by Pubco so long as they are held by the Sponsor or its permitted transferees. Such redemption would also not apply to any Pubco Warrants issued in exchange for FREYR Legacy warrants.
There can be no assurance that FREYR will be able to comply with the continued listing standards of the NYSE.
In connection with the consummation the Business Combination, FREYR listed its Ordinary Shares and Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants on the NYSE

under the symbols “FREY” and “FREY WS”, respectively. If the NYSE delists FREYR’s securities from trading on its exchange for failure to meet the listing standards and FREYR is not able to list such securities on another national securities exchange, FREYR expects such securities could be quoted on an over-the-counter market. If this were to occur, FREYR and its stockholders could face significant material adverse consequences including:
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a limited availability of market quotations for FREYR securities;

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reduced liquidity for FREYR securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

Management’s Discussion and Analysis of Financial Condition and Results of Operations
Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section titled “Alussa’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 189 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
FREYR LEGACY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This “FREYR Legacy’s Management’s Discussion and Analysis” of FREYR Legacy’s results operations and financial condition should be read in conjunction with the “Information about FREYR”, which is included elsewhere in this Current Report on Form 8-K, and “Selected Historical Financial Information” sections and the historical audited annual consolidated financial statements as of and for the years ended December 31, 2020 and 2019 and the unaudited interim condensed consolidated financial statements as of March 31, 2021 and for the three months ended March 31, 2021 and 2020, and the related respective notes, which are included in the Proxy Statement/Prospectus. The financial information contained herein and therein is taken or derived from such audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements, unless otherwise indicated. The following discussion contains forward-looking statements. FREYR’s actual results could differ materially from those that are discussed in these forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in the Proxy Statement/Prospectus and this Current Report on Form 8-K, particularly under “Risk Factors.” Unless the context otherwise requires, all references in this subsection to “FREYR” refer to FREYR Legacy prior to the Closing and to FREYR following the Closing of the Business Combination.
Overview
FREYR was founded on February 1, 2018 and is incorporated and domiciled in Norway. FREYR registered with the Norway Register of Business Enterprises on February 21, 2018. FREYR is planning the development of lithium-ion battery facilities in Mo i Rana, Norway. FREYR’s principal executive offices are in Mo i Rana, Norway.
FREYR’s mission and vision is to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries. FREYR aims to produce some of the most cost-competitive batteries with the lowest carbon footprints, which could further support the acceleration of the energy transition. FREYR is currently working to develop its application of its in-licensed technology and planning the building of the battery factories in Mo i Rana. Planned principal operations have not yet commenced. As of March 31, 2021, FREYR has not derived revenue from its principal business activities. FREYR will initially target ESS, marine applications, commercial vehicles and EVs with slower charge requirements, and then plans to target additional markets, including consumer EVs, through both the joint venture model and through the licensing model. FREYR plans to produce faster charge battery cells for the broader consumer EV segment through the 24M platforms, as well as through the joint venture business model and potentially additional licensing partnerships.

Grants
Innovation Norway
On September 4, 2018, FREYR was awarded a grant of approximately NOK 1,900 thousand for research, development and innovation by Innovation Norway, an instrument of the Norwegian Government for supporting innovation and development of Norwegian enterprises and industry. The grant was awarded to assist with the costs incurred associated with employees and staff, contract research and overhead and operating expenses. The grant was paid out in three installments based on meeting certain milestones in the agreement, in which the last milestone was payable after the final project report was approved. As of December 31, 2020, all milestones for this grant had been achieved.
On March 5, 2020, FREYR was awarded an additional grant of approximately NOK 7,000 thousand for research, development and innovation by Innovation Norway. Similar to the grant awarded in 2018, the 2020 grant was paid out in three installments based on meeting certain milestones in the agreement, in which the last payment milestone was payable after the final project report was approved. As of December 31, 2020, all milestones for this grant had been achieved.
On February 12, 2021, FREYR was awarded a grant of approximately NOK 39,000 thousand for research, development and innovation in the environmental technology category by Innovation Norway. Similar to the grants awarded in 2018 and 2020, this grant will be paid during 2021 and follows an evaluation process which started in the fall of 2020. The grant will be paid out in three installments based on meeting certain milestones in the agreement, in which the last payment milestone is payable after the final project report is approved. The grant is subject to certain conditions and will be earned only upon successful completion of these conditions. As of March 31, 2021, the first payment milestone was met and NOK 11,700 thousand was received. However, as conditions had not been met for income recognition, the grant was recorded as deferred income.
ENOVA
On March 1, 2021, FREYR was awarded a grant of approximately NOK 142,000 thousand from the Norwegian Ministry of Climate and Environment through ENOVA SF as part financing for the development and construction of the Customer Qualification Plant in Mo i Rana, Norway. ENOVA is an enterprise owned by the Ministry of Climate and Environment. This grant will be paid as reimbursements of 25% of the costs incurred for the Customer Qualification plant from December 1, 2020 to December 1, 2024, in response to requests made by FREYR for such reimbursement, which must be made at a minimum of twice per year. FREYR can begin to make requests for reimbursements when it can document that financing for such Customer Qualification Plant has been secured, meaning that requests can be made following the closing of the Business Combination. ENOVA will withhold 20% of the grant until the Customer Qualification Plant is completed, which in accordance with the terms of the grant must happen before December 1, 2024. The grant is subject to certain conditions and will be earned only upon successful completion of these conditions.
Business Combination and Public Company Costs
On July 9, 2021, the Business Combination described under “The Prospectus Summary — The Business Combination” was consummated. The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Alussa will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the transactions will be treated as the equivalent of Pubco issuing ordinary shares for the net assets of Alussa, accompanied by a recapitalization.
Following the consummation of the Business Combination, the shares of Pubco have been listed on the New York Stock Exchange, which will require the post-combination business to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. The post-combination business expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, directors’ fees, internal control financial reporting compliance, and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Key Factors Affecting Operating Results
FREYR believes its performance and future success depend on several factors that present significant opportunities for it but also pose risks and challenges, including those discussed below and in the section of this Current Report on Form 8-K titled “Risk Factors.”
Licensing Strategy
FREYR’s licensing business model is currently based on technology licensed from 24M, which has been commercialized only to a limited extent and may not perform as expected. FREYR’s business plans are dependent on the technology from 24M performing as expected. If the cost, performance characteristics, simplified manufacturing process or other specifications of the technology licensed from 24M fall short of FREYR’s targets, FREYR’s ability to achieve projected sales, time to market, competitive advantage, product pricing and margins would likely be adversely affected.
Facility Development Plan
In order for FREYR to be successful in growing the business, it will need to develop production capacity and increase it. FREYR expects to assemble and produce its battery cells in Mo i Rana, Norway, with production at the Customer Qualification Plant to begin in 2022 at the earliest. FREYR has made the final investment decision to proceed with construction of its Customer Qualification Plant, which will be used to provide samples to enable early customer engagement and to test new material suppliers and new solutions over time. The planned construction period for the Customer Qualification Plant is estimated at 12 months from the final investment decision. FREYR does not currently have any production capacity and has not made a final investment decision or begun any construction activities for its Gigafactories. The planned construction period for each of FREYR’s Gigafactories is estimated at 24 months. If FREYR builds its “Fast-Track Gigafactories” as planned, FREYR expects it will be Norway’s first lithium-ion battery cell manufacturing facility at such industrial scale.
FREYR’s facility development plan assumes lithium-nickel-manganese-oxide (“NMC”) battery chemistry is used through 2025 and a combination of NMC and lithium-iron-phosphate (“LFP”) battery chemistry-based products is used in combination thereafter. Recent and ongoing discussions with potential customers may result in a larger volume of LFP-based batteries being put into production earlier, potentially already in the first Gigafactories. A stronger and earlier shift from NMC to LFP chemistry could in isolation reduce actual output, due to LFP-based products having a lower energy density (as measured by Wh/kg per KWh) for otherwise comparable product configurations than NMC-based products. A major part of the increased demand for LFP based products in the market is driven in part by the lower metal costs for LFP based products relative to NMC based products (as measured by USD/kg per KWh). While FREYR is still evaluating whether the initial timing regarding LFP use should be accelerated, FREYR believes it is possible that the reduction in output could be offset by higher LFP volumes.
Costs for the construction of FREYR’s Customer Qualification Plant will be significantly higher than those originally forecasted. As part of making the final investment decision for the Customer Qualification Plant, FREYR considered potential customer feedback and the value of future flexibility, including flexibility related to NMC and LFP manufacturing, size of electrodes, and increased automation, which led to FREYR’s decision to acquire certain upgraded equipment and implement a more complex equipment installation design. Another factor in increased construction costs is the inflationary pressure on prices of equipment and building materials experienced in the first half of 2021 and continuing today. FREYR has also received preliminary input on plans relating to Gigafactory 1, which input reflects similar trends in costs.
FREYR’s ability to plan, construct and equip manufacturing facilities, including FREYR’s Customer Qualification Plant and its Gigafactories, is subject to significant risks and uncertainties. On July 19, 2021, FREYR entered into two lease agreements with Mo Industripark with respect to the area to be used for the Customer Qualification Plant. Pursuant to an earlier letter of intent, FREYR also has an exclusive right to lease and develop a second area and a first right of refusal for a third area, which expires June 30, 2022. Mo Industripark AS has certain permits related to its status as a regulated industrial zone and FREYR has the consents, agreements, permits and licenses needed for its planned construction activities with respect to the Customer Qualification Plant; however, FREYR does not have all consents, agreements, permits or licenses needed for operation of the Customer Qualification Plant or its planned construction and operation activities for the Gigafactories. In addition, the failure to reach the amount of customer offtake agreements in a timely manner will delay or possibly prohibit the initiation of the construction of any Gigafactories. Failure to obtain, delay in obtaining or the loss of necessary consents, commercial agreements, permits and licenses could result in delay or termination of development activities.
Market and Competition
FREYR expects competition in battery technology and EVs to intensify due to a regulatory push for EVs, increased decarbonization of energy systems (requiring additional storage/battery capacity), continuing globalization, and potential consolidation in the worldwide automotive and energy industry. Developments in alternative technologies or improvements in battery technology made by competitors may materially adversely affect the sales, pricing and gross margins of FREYR’s battery cells. If a competing process or technology is developed that has superior operational or price performance, FREYR’s business could be harmed. In addition, battery cells may be or become subject to tariffs and/or technical barriers to trade, which FREYR may not be able to overcome by sourcing and supply arrangements, and which therefore could harm FREYR’s business. On the other hand, the increased demand for batteries from various customer segments that is being observed may result in accelerated and higher volumes, higher prices and better margins. FREYR’s ongoing customer acquisition dialogues indicate potential for higher prices than previously estimated, but further negotiations are ongoing and no firm offtake agreements have yet been entered into.
Impact of COVID-19
In December 2019, COVID-19 was first reported to the World Health Organization (“WHO”), and in January 2020, the WHO declared the outbreak to be a public health emergency. In March 2020, the WHO characterized COVID-19 as a pandemic. The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity.
As a result of the COVID-19 pandemic, FREYR modified its business practices (including employee travel, recommending that all non-essential personnel work from home and cancellation or reduction of physical participation in sales activities, meetings, events and conferences), implemented additional safety protocols for essential workers, and implemented cost cutting measures in order to reduce its operating costs. Management of FREYR continues to monitor public health and regulatory developments and may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, suppliers, vendors and business partners.
While the ultimate duration and extent of the COVID-19 pandemic depends on future developments that cannot be accurately predicted, such as the extent and effectiveness of containment actions, it has already had an adverse effect on the global economy and the ultimate societal and economic impact of the COVID-19 pandemic remains unknown. In particular, the conditions caused by this pandemic are likely to affect the rate of consumer and business spending and could adversely affect FREYR’s business, results of operations, and financial condition during current and future periods.
Basis of Presentation
FREYR’s consolidated financial statements have been prepared in conformity with U.S. GAAP. The consolidated financial statements include the accounts of FREYR and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.
Currently, FREYR conducts its business through one operating segment. All assets and operations are maintained in and attributable to Norway. FREYR has currently not yet derived revenue from its principal business activities. See Note 2 (“Summary of Significant Accounting Policies”) to FREYR’s consolidated financial statements included in the Proxy Statement/Prospectus for more information about FREYR’s determination of its operating segment.
The consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

The continuation of FREYR as a going concern is dependent upon the continued financial support from FREYR shareholders and the ability of FREYR to obtain the necessary financing to support its operations. FREYR, which is in the early stages of development, has no revenues and has a history of operating losses and negative operating cash flows. Management of FREYR believes that its current cash is insufficient to cover the expenses it expects to incur during the twelve months after the issuance of its consolidated financial statements included in the Proxy Statement/Prospectus. While these factors initially gave rise to substantial doubt about FREYR’s ability to continue as a going concern, FREYR has alleviated these doubts through the Business Combination and the related Subscription Agreements entered into among Alussa, Pubco and certain investors for the $600,000 thousand PIPE Investment.
Components of Results of Operations
Operating Expenses
General and administrative
General and administrative expense consists of personnel and personnel-related expenses, including stock-based compensation of FREYR’s executives and employees, office space related costs, travel costs, public relations costs, as well as legal and accounting fees for professional and contract services. FREYR expects its general and administrative expenses to increase for the foreseeable future as it scales headcount with the growth of its business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, additional legal, audit, and insurance expenses, investor relations activities, and other administrative and professional services.
Research and development
R&D expense consists primarily of compensation to employees engaged in research and development activities, internal and external engineering, supplies and services, and contributions to research institutions. Research and development costs are expensed as incurred. R&D expense also includes the development costs related to the 24M License.
Depreciation
Depreciation expense relates to the depreciation of FREYR’s property and equipment and is calculated using the straight-line method over the useful lives of the related assets.
Other operating expenses
Other operating expenses consist primarily of fees paid for contractors and consultants assisting with growing the business and developing the battery factories.
Other income (expense)
Warrant liability fair value adjustment
The warrant liability fair value adjustment consists of unrealized gains and losses as a result of marking FREYR’s warrant liability to fair market value at the end of each reporting period. FREYR’s warrant liability is initially measured at fair value and subsequently remeasured at each reporting date with changes being recorded as a warrant liability fair value adjustment.
Redeemable preferred shares fair value adjustment
The redeemable preferred shares fair value adjustment consists of unrealized gains and losses as a result of adjustments to FREYR’s redeemable preferred shares to reflect fair market value at the end of each reporting period. FREYR’s redeemable preferred shares are initially measured at fair value and subsequently remeasured at each reporting date with changes being recorded as a redeemable preferred shares fair value adjustment.

Convertible notes fair value adjustment
The convertible notes fair value adjustment consists of unrealized gains and losses as a result of adjustments to FREYR’s convertible notes issued in 2020 (“2020 Convertible Notes”) to reflect fair market value at the end of each reporting period. FREYR’s 2020 Convertible Notes are initially measured at fair value and subsequently remeasured at each reporting date with changes being recorded as a convertible notes fair value adjustment.
Interest expense
Interest expense consists primarily of interest expense incurred on FREYR’s convertible notes.
Interest income
Interest income consists primarily of interest income earned on FREYR’s cash and cash equivalents.
Foreign currency transaction gain (loss)
Foreign currency transaction gain (loss) consists of the gains and losses recognized from transactions and balances denominated in a currency other than the functional currency.
Gain on settlement of warrant liability
The gain on settlement of warrant liability represents the gain recognized as a result of the settlement of the warrant liability in exchange for cash payable and shares issued.
Other income
Other income consists of grants received for research, development and innovation. The grants were awarded to assist with the costs incurred associated with employees and staff, contract research and overhead, and operating expenses. FREYR recognizes grants received in other income over the periods in which the related costs are incurred and the conditions for receiving the grant have been fulfilled, assuming no restrictions apply with respect to the potential repayment of the grants.
Results of Operations
Comparison of the Three Months Ended March 31, 2021 and 2020
The results of operations presented below should be reviewed in conjunction with the condensed consolidated financial statements and notes included in the Proxy Statement/Prospectus. The following table sets forth FREYR’s condensed consolidated results of operations data for the periods presented (in thousands, except percentages):
	For the three months ended March 31,		Change ($)	Change (%)
	2021	2020
Operating expenses:
General and administrative	$7,131	$593	$6,538	1,103%
Research and development	2,907	45	2,862	6,360%
Depreciation	10	3	7	233%
Other operating expenses	1,871	239	1,632	683%
Total operating expenses	11,919	880	11,039	1,254%
Loss from operations	(11,919)	(880)	(11,039)	1,254%

	For the three months ended March 31,		Change ($)	Change (%)
	2021	2020
Other income (expense):
Redeemable preferred shares fair value adjustment	6	—	6	NM(1)
Interest income	6	—	6	NM(1)
Warrant liability fair value adjustment	—	(66)	66	NM(1)
Convertible notes fair value adjustment	—	24	(24)	NM(1)
Interest expense	—	(8)	8	NM(1)
Foreign currency transaction gain (loss)	20	(5)	25	NM(1)
Other income	—	40	(40)	NM(1)
Loss before income taxes	(11,887)	(895)	(10,992)	1,228%
Income tax expense	—	—	—	0%
Net loss	$(11,887)	$(895)	$(10,992)	1,228%

(1)
NM = Not meaningful

Operating expenses
General and administrative
General and administrative expenses increased by $6,538 thousand or 1,103%, to $7,131 thousand for the three months ended March 31, 2021, from $593 thousand for the three months ended March 31, 2020. General and administrative expenses increased primarily due to the hiring of additional employees and increase in legal and accounting fees during the three months ended March 31, 2021 to support FREYR’s battery projects and corporate operations, as well as the recognition of employee and non-employee share-based compensation expense.
Research and development
R&D expenses increased by $2,862 thousand or 6,360%, to $2,907 thousand for the three months ended March 31, 2021, from $45 thousand for the three months ended March 31, 2020. R&D expenses increased due to costs incurred in accordance with the 24M License, as well as the Company’s agreement with a public Norwegian university to fund professorships and research within the field of energy-efficient battery plants.
Depreciation
Depreciation expenses increased by $7 thousand or 233%, to $10 thousand for the three months ended March 31, 2021, from $3 thousand for the three months ended March 31, 2020. Depreciation expenses increased due to the purchase of equipment during the three months ended March 31, 2021.
Other operating expenses
Other operating expenses increased by $1,632 thousand or 683%, to $1,871 thousand for the three months ended March 31, 2021, from $239 thousand for the three months ended March 31, 2020. Other operating expenses increased primarily due to additional contractors and consultants being hired to assist in developing the Mo i Rana battery facilities and business relationships abroad in Europe and Asia.
Other income (expense)
Redeemable preferred shares fair value adjustment
The redeemable preferred shares fair value adjustment resulted in a gain of $6 thousand for the three months ended March 31, 2021. There was no redeemable preferred shares fair value adjustment for the three months ended March 31, 2020. The redeemable preferred shares fair value adjustment represents the change in the fair value of the redeemable preferred shares during the three months ended March 31, 2021.
Interest income
Interest income was $6 thousand for the three months ended March 31, 2021. There was no interest income for the three months ended March 31, 2020. Interest income increased primarily due to interest income earned on cash and cash equivalents.
Warrant liability fair value adjustment
As a result of the settlement of the warrant liability in 2020, there was no warrant liability fair value adjustment for the three months ended March 31, 2021. The warrant liability fair value adjustment resulted in a loss of $66 thousand for the three months ended March 31, 2020. The warrant liability fair value adjustment represented the change in the fair value of the warrant liability during the three months ended March 31, 2020.
Convertible notes fair value adjustment
As a result of the settlement of the 2020 Convertible Notes in 2020, there was no convertible notes fair value adjustment for the three months ended March 31, 2021. The convertible notes fair value adjustment resulted in a gain of $24 thousand for the three months ended March 31, 2020. The convertible notes fair value adjustment represented the change in the fair value of the 2020 Convertible Notes during the three months ended March 31, 2020.Interest expense
There was no interest expense for the three months ended March 31, 2021. Interest expense of $8 thousand was recognized for the three months ended March 31, 2020. The interest expense represented the interest expense recognized on the 2020 Convertible Notes and the convertible notes issued in 2018 for the three months ended March 31, 2020, which were settled in 2020.
Foreign currency transaction gain (loss)
The foreign currency transaction gain (loss) changed by $25 thousand to a gain of $20 thousand for the three months ended March 31, 2021, from a loss of $5 thousand for the three months ended March 31, 2020. The foreign currency transaction gain (loss) changed due to the recognition of net gains during the three months ended March 31, 2021 on foreign currency transactions and balances that were denominated in currencies other than the functional currency.
Other income
There was no other income for the three months ended March 31, 2021. Other income of $40 thousand was recognized for the three months ended March 31, 2020. The other income represented grant proceeds recognized and fully granted during 2020.
Comparison of the Years Ended December 31, 2020 and 2019
The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included in the Proxy Statement/Prospectus. The following table sets forth FREYR’s consolidated results of operations data for the periods presented (in thousands, except percentages):

	For the years ended December 31,		Change ($)	Change (%)
	2020	2019
Operating expenses:
General and administrative	$4,377	$1,361	$3,016	222%
Research and development	1,865	545	1,320	242%
Depreciation	15	1	14	1,400%
Other operating expenses	2,666	566	2,100	371%
Total operating expenses	8,923	2,473	6,450	261%
Loss from operations	(8,923)	(2,473)	(6,450)	261%
Other income (expense):
Warrant liability fair value adjustment	(1,670)	1,146	(2,816)	NM(1)
Redeemable preferred shares fair value adjustment	(70)	—	(70)	NM(1)
Convertible notes fair value adjustment	(201)	—	(201)	NM(1)
Interest expense	(53)	(3)	(50)	1,667%
Interest income	20	—	20	NM(1)
Foreign currency transaction gain (loss)	38	(9)	47	NM(1)
Gain on settlement of warrant liability	466	—	466	NM(1)
Other income	788	138	650	471%
Loss before income taxes	(9,605)	(1,201)	(8,404)	700%
Income tax expense	—	—	—	0%
Net loss	$(9,605)	$(1,201)	$(8,404)	700%

(1)
NM = Not meaningful

Operating expenses
General and administrative
General and administrative expenses increased by $3,016 thousand or 222%, to $4,377 thousand for the year ended December 31, 2020, from $1,361 thousand for the year ended December 31, 2019. General and administrative expenses increased primarily due to the hire of additional employees and increase in legal and accounting fees during 2020 to support FREYR’s battery projects and corporate operations, as well as the recognition of employee and non-employee share-based compensation expense.
Research and development
R&D expenses increased by $1,320 thousand or 242%, to $1,865 thousand for the year ended December 31, 2020, from $545 thousand for the year ended December 31, 2019. R&D expenses increased due to costs incurred in accordance with the 24M License, as well as the Company’s agreement with a public Norwegian university to fund professorships, research within the field of energy-efficient battery plants and doctoral and post-doctoral fellowships.
Depreciation
Depreciation expenses increased by $14 thousand or 1,400%, to $15 thousand for the year ended December 31, 2020, from $1 thousand for the year ended December 31, 2019. Depreciation expenses increased due to the purchase of equipment during 2020.
Other operating expenses
Other operating expenses increased by $2,100 thousand or 371%, to $2,666 thousand for the year ended December 31, 2020, from $566 thousand for the year ended December 31, 2019. Other operating expenses increased primarily due to additional contractors and consultants being hired to assist in developing the Mo i Rana battery facilities and business relationships abroad in Europe and Asia.

Other income (expense)
Warrant liability fair value adjustment
The warrant liability fair value adjustment changed by $2,816 thousand, to a loss of $1,670 thousand for the year ended December 31, 2020, from a gain of $1,146 thousand for the year ended December 31, 2019. The change in the warrant liability fair value adjustment represented the change in the fair value of the warrant liability during 2020 until settlement.
Redeemable preferred shares fair value adjustment
The redeemable preferred shares fair value adjustment resulted in a loss of $70 thousand for the year ended December 31, 2020. There was no redeemable preferred shares fair value adjustment for the year ended December 31, 2019. The redeemable preferred shares fair value adjustment represents the change in the fair value of the redeemable preferred shares during 2020 after issuance.
Convertible notes fair value adjustment
The convertible notes fair value adjustment resulted in a loss of $201 thousand for the year ended December 31, 2020. There was no convertible notes fair value adjustment for the year ended December 31, 2019. The convertible notes fair value adjustment represents the change in the fair value of the 2020 Convertible Notes during 2020 until settlement.
Interest expense
Interest expense increased by $50 thousand or 1,667%, to $53 thousand for the year ended December 31, 2020, from $3 thousand for the year ended December 31, 2019. Interest expense increased primarily due to the interest expense incurred related to the convertible debt issued in 2018 and 2020 prior to settlement in July 2020.
Interest income
Interest income was $20 thousand for the year ended December 31, 2020. There was no interest income for the year ended December 31, 2019. Interest income increased primarily due to interest income earned on cash and cash equivalents.
Foreign currency transaction gain (loss)
The foreign currency transaction gain (loss) changed by $47 thousand, to a gain of $38 thousand for the year ended December 31, 2020, from a loss of $9 thousand for the year ended December 31, 2019. The foreign currency transaction gain (loss) changed due to the recognition of net gains in 2020 on foreign currency transactions and balances that were denominated in currencies other than the functional currency.
Gain on settlement of warrant liability
The gain on settlement of warrant liability increased by $466 thousand, to $466 thousand for the year ended December 31, 2020, from nil for the year ended December 31, 2019. The gain on settlement of warrant liability increased due to the settlement of the warrant liability during 2020 and the recognition of a gain resulting from the difference in the value of the shares issued and cash payable to settle the warrant liability and the value of the warrant liability.
Other income
Other income increased by $650 thousand or 471%, to $788 thousand for the year ended December 31, 2020, from $138 thousand for the year ended December 31, 2019. Other income increased due to the grant proceeds received and recognized during 2020 as a result of achieving certain milestones outlined in the respective grant agreements.

Liquidity and Capital Resources
Sources of Liquidity
FREYR’s capital requirements will depend on many factors, including capital expenditures required to support the development of the battery factories, the timing and extent of spending to support technology licensing and R&D efforts, and market adoption of future products. Until FREYR can generate sufficient revenue to cover operating expenses, working capital and capital expenditures, FREYR expects the funds raised in the Business Combination to fund its cash needs for FREYR’s battery projects, technology licensing and R&D efforts, and general corporate purposes. If FREYR is required to raise additional funds by issuing equity securities, dilution to shareholders would result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of FREYR’s ordinary shares. If FREYR raises funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of FREYR’s ordinary shares. The terms of debt securities or borrowings could impose significant restrictions on FREYR’s operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing.
FREYR has incurred losses since its inception. As of December 31, 2020, FREYR had an accumulated deficit of $10,885 thousand and cash, cash equivalents and restricted cash of $14,945 thousand. As of March 31, 2021, FREYR has an accumulated deficit of $22,772 thousand and cash, cash equivalents and restricted cash of $16,048 thousand. To date, FREYR’s principal sources of liquidity have been proceeds received from the issuance of debt and equity securities and amounts received from government grants.
Cash Flow Summary
The following table summarizes FREYR’s cash flows for the periods presented (in thousands):
	For the three months ended March 31,
	2021	2020
Net cash provided by (used in):
Operating activities	$(6,392)	$(482)
Investing activities	(54)	(25)
Financing activities	7,500	1,083
	For the years ended December 31,
	2020	2019
Net cash provided by (used in):
Operating activities	$(7,336)	$(1,201)
Investing activities	(71)	(20)
Financing activities	20,458	1,229
Operating Activities
Net cash used in operating activities was $6,392 thousand for the three months ended March 31, 2021, while net cash used in operating activities was $482 thousand for the three months ended March 31, 2020. For the three months ended March 31, 2021, the primary factor affecting FREYR’s operating cash flows was FREYR’s operating expenses of $11,919 thousand driven by payroll and other related costs, fees to EDGE Global, accounting and legal fees, research and development, and other operating expenses. These operating expenses were partially offset by the impact of the increase in accounts payable and accrued liabilities of $1,287 thousand due to the timing of payments and non-cash share-based compensation of $4,161 thousand. For the three months ended March 31, 2020, the primary factor affecting FREYR’s operating cash flows was FREYR’s operating expenses of $880 thousand driven by general and administrative, research and development, and other operating expenses. These operating expenses were offset by the impact of the increase in accounts payable and accrued liabilities of $375 thousand due to the timing of payments.
Net cash used in operating activities was $7,336 thousand for the year ended December 31, 2020, while net cash used in operating activities was $1,201 thousand for the year ended December 31, 2019. For the year ended December 31, 2020, the primary factor affecting FREYR’s operating cash flows was FREYR’s operating expenses of $8,923 thousand driven by payroll and other related costs, fees to EDGE Global, accounting and legal fees, research and development, and other operating expenses. These operating expenses were partially offset by the impact of the increase in accounts payable and accrued liabilities of $1,573 thousand due to the timing of payments. For the year ended December 31, 2019, the primary factor affecting FREYR’s operating cash flows was FREYR’s operating expenses of $2,473 thousand driven by general and administrative, research and development, and other operating expenses. These operating expenses were offset by the impact of the increase in accounts payable and accrued liabilities of $1,171 thousand due to the timing of payments.
Investing Activities
Net cash used in investing activities was $54 thousand for the three months ended March 31, 2021, while net cash used in investing activities was $25 thousand for the three months ended March 31, 2020. For the three months ended March 31, 2021 and 2020, FREYR’s investing cash flows reflect the purchases of equipment.
Net cash used in investing activities was $71 thousand for the year ended December 31, 2020, while net cash used in investing activities was $20 thousand for the year ended December 31, 2019. For the year ended December 31, 2020 and 2019, FREYR’s investing cash flows reflect the purchases of equipment.
Financing Activities
Net cash provided by financing activities was $7,500 thousand for the three months ended March 31, 2021, while net cash provided by financing activities was $1,083 thousand for the three months ended March 31, 2020. For the three months ended March 31, 2021, FREYR’s financing cash flows relate to net proceeds of $7,500 thousand from the issuance of redeemable preferred shares. For the three months ended March 31, 2020, FREYR’s financing cash flows primarily relate to proceeds of $660 thousand from the issuance of convertible debt and $423 thousand from the issuance of convertible debt to related parties.
Net cash provided by financing activities was $20,458 thousand for the year ended December 31, 2020, while net cash provided by financing activities was $1,229 thousand for the year ended December 31, 2019. For the year ended December 31, 2020, FREYR’s financing cash flows primarily relate to net proceeds of $11,552 thousand from capital contributions of ordinary shareholders, proceeds of $1,531 thousand from the issuance of convertible debt and proceeds of $7,500 thousand from the issuance of redeemable preferred shares, offset by payments of $125 thousand related to the settlement of the convertible debt. For the year ended December 31, 2019, FREYR’s financing cash flows primarily relate to proceeds of $1,229 thousand from entering into an investment and Innovation Project Agreement with an investor in exchange for the right to receive warrants.
Contractual Obligations and Commitments
The following table summarizes FREYR’s contractual obligations and commitments as of March 31, 2021 (in thousands):
	Due by Period
	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years	Total
Operating lease(1)	$88	$—	$—	$—	$88
Technology licensing and service commitments(2)	16,800	3,000	—	—	19,800
Other commitments(3)	344	355	235	117	1,051
Total	$17,232	$3,355	$235	$117	$20,939

(1)
Represents the remaining commitments for FREYR’s operating leases that have commenced as of March 31, 2021. None of FREYR’s leases have a minimum noncancelable lease term in excess of one year.

(2)
Represents the remaining commitments as of March 31, 2021 related to the 24M License.

(3)
Represents the remaining commitments as of March 31, 2021 related to FREYR’s agreement with the Mo i Rana municipality and FREYR’s agreements with a public Norwegian university to fund professorships, research within the field of energy-efficient battery plants, and doctoral and post-doctoral fellowships.

The following table summarizes FREYR’s contractual obligations and commitments as of December 31, 2020 (in thousands):
	Due by Period
	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years	Total
Operating lease(1)	$77	$—	$—	$—	$77
Technology licensing and service commitments(2)	19,300	3,000	—	—	22,300
Other commitments(3)	514	437	234	234	1,419
Total	$19,891	$3,437	$234	$234	$23,796

(1)
Represents the remaining commitments for FREYR’s operating leases that have commenced as of December 31, 2020. None of FREYR’s leases have a minimum noncancelable lease term in excess of one year.

(2)
Represents the remaining commitments as of December 31, 2020 related to the 24M License.

(3)
Represents the remaining commitments as of December 31, 2020 related to FREYR’s agreement with the Mo i Rana municipality and FREYR’s agreements with a public Norwegian university to fund professorships, research within the field of energy-efficient battery plants, research positions for battery cell production, and doctoral and post-doctoral fellowships.

Off-Balance Sheet Arrangements
Since the date of FREYR’s incorporation, FREYR has not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.
Critical Accounting Policies and Estimates
FREYR prepares its consolidated financial statements in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires FREYR to make estimates, assumptions and judgments that can significantly impact the amounts it reports as assets, liabilities, revenue, costs and expenses and the related disclosures. FREYR bases its estimates on historical experience and other assumptions that it believes are reasonable under the circumstances. FREYR’s actual results could differ significantly from these estimates under different assumptions and conditions.
FREYR’s significant accounting policies are described in more detail in Note 2 to FREYR’s consolidated financial statements included in the Proxy Statement/Prospectus. FREYR believes that the accounting policies discussed below are critical to understanding its historical and future performance as these policies involved a greater degree of judgment and complexity.
Stock-Based Compensation
FREYR measures and recognizes compensation expense for all equity-based awards made to employees, directors, and non-employees, including share options, based on estimated fair values recognized over the requisite service period in accordance with ASC 718, Stock-Based Compensation. Share-based payments, including grants of share options, are recognized in the consolidated statement of operations and comprehensive loss as general and administrative expense. FREYR recognizes compensation expense for all equity-based employee awards with service-based vesting requirements on a straight-line basis over the requisite service period of the awards, which is generally the award’s vesting period. These amounts are reduced by forfeitures as the forfeitures occur. FREYR determines the fair value of share options using the Black-Scholes-Merton option pricing model, which is impacted by the following assumptions:
Expected Term — FREYR used either the remaining contractual term or the simplified method based on the options’ vesting term and contractual terms when calculating the expected term due to insufficient historical exercise data. In the latter case, Management elected to use the simplified method instead of historical experience due to a lack of relevant historical data to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.
Expected Volatility — As FREYR’s shares are not actively traded, the volatility is derived from the average historical daily stock volatilities of a peer group of public companies that the Company considers to be comparable to its business over a period equivalent to the expected term of the share-based awards.
Expected Dividend Yield — The dividend rate used is zero as FREYR has never paid cash dividends on its ordinary shares and does not anticipate doing so in the foreseeable future.
Risk-Free Interest Rate — The interest rates used are based on the implied yield available on AAA-Rated Euro Area Central Government Bond Yields, as well as U.S. Treasury Rates, with an equivalent remaining term equal to the expected life of the award.
FREYR evaluates the assumptions used to value its share-based awards on each grant date. The grant date fair value of FREYR’s ordinary shares was determined using valuation methodologies which utilize certain assumptions, including probability weighting of events, volatility, time to liquidation, a risk-free interest rate and an assumption of a discount for lack of marketability (Level 3 inputs).
Warrant Liability
Initially, FREYR measured its warrant liability at fair value based on significant inputs not observable in the market, which caused it to be classified as a Level 3 measurement within the fair value hierarchy. FREYR used a scenario-based framework that considered varying levels of tranches of investments and the related equity valuation. FREYR assessed the assumptions and estimates used in the analysis on an on-going basis as additional data impacting the assumptions and estimates were obtained. Once available, the over-the-counter trading price was used to measure the warrant liability, which caused it to be transferred from a Level 3 measurement to a Level 2 measurement. All subsequent changes in the fair value of the warrant liability related to updated assumptions and estimates were recognized as a warrant liability fair value adjustment within the consolidated statement of operations and comprehensive loss.
Redeemable preferred shares
FREYR measures its redeemable preferred shares at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. FREYR uses a scenario-based framework that utilizes the discounted cash flow approach based on the expected payoffs upon the conversion or redemption event, expected probability of occurrence and estimated yield. FREYR assesses the assumptions and estimates used in the analysis on an on-going basis as additional data impacting the assumptions and estimates is obtained. Subsequent changes in the fair value of the redeemable preferred shares related to updated assumptions and estimates are recognized as a redeemable preferred shares fair value adjustment within the consolidated statement of operations and comprehensive loss.
2020 Convertible Notes
FREYR elected the fair value option for the 2020 Convertible Notes. Such election is irrevocable and is applied on an instrument-by-instrument basis at initial recognition. FREYR measured its 2020 Convertible Notes at fair value based on significant inputs not observable in the market, which caused them to be classified as a Level 3 measurement within the fair value hierarchy. FREYR used a scenario-based framework that assumed two scenarios that were weighted based on the likelihood of occurrence, one in which a Qualified Financing Event occurred and the other in which no Qualified Financing Event occurred and the 2020

Convertible Notes were redeemed at maturity. FREYR assessed the assumptions and estimates used in the analysis on an on-going basis as additional data impacting the assumptions and estimates were obtained. All subsequent changes in the fair value of the 2020 Convertible Notes related to updated assumptions and estimates were recognized as a convertible notes fair value adjustment within the consolidated statement of operations and comprehensive loss.
Emerging Growth Company Status
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable.
FREYR qualifies as an emerging growth company, as defined in the JOBS Act, and therefore intends to take advantage of certain exemptions from various public company reporting requirements, including delaying adoption of new or revised accounting standards until those standards apply to private companies. This may make comparison of FREYR’s consolidated financial statements with another public company that is either not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.
Recent Accounting Pronouncements
See Note 2 to FREYR’s consolidated financial statements included in the Proxy Statement/Prospectus for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this Current Report on Form 8-K and FREYR’s assessment, to the extent it has made one, of their potential impact on FREYR’s financial condition and its results of operations and cash flows.
Quantitative and Qualitative Disclosures About Market Risk
FREYR has not, to date, been exposed to material market risks given its early stage of operations. Upon commencing commercial operations, FREYR expects to be exposed to foreign currency translation and transaction risks and potentially other market risks, including those related to interest rates, inflation or valuation of financial instruments, among others.
Foreign Currency Exchange Risk
FREYR’s results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Currently, FREYR does not generate revenue. FREYR’s expenses are generally denominated in the currencies of the jurisdictions in which it conducts its operations, which are primarily in Norway. FREYR’s results of operations and cash flows in the future may be adversely affected due to an expansion of foreign-currency denominated financing, sourcing, and revenue contracts, growth of international operations, and changes in foreign exchange rates. The effect of a hypothetical 10% change in foreign currency exchange rates applicable to FREYR’s business would not have a material impact on its consolidated financial statements. To date, FREYR has not engaged in any hedging strategies. As FREYR’s operations grow and it continues to enter into foreign-currency denominated contracts, FREYR will reassess its approach to manage the risks relating to fluctuations in currency rates.
Item 3.02 Unregistered Sales of Equity Securities
The disclosure in Item 3.02 of the Original Filing is hereby replaced with the following:
At the Closing, an aggregate of 209,196,827 FREYR Legacy Ordinary Shares were exchanged for 37,452,359 Pubco Ordinary Shares, 15,000,000 FREYR Legacy Preferred Shares were exchanged for 1,489,500 Pubco Ordinary Shares, 15,362,829 FREYR Legacy Warrants were exchanged for 2,750,528 warrants of Pubco, which may be exercised for up to 2,589,394 Pubco Ordinary Shares, and 4,749,792 FREYR Legacy

Options were exchanged for 850,393 options of Pubco, which may be exercised for up to 850,393 Pubco Ordinary Shares, in reliance upon the exemptions provided under Regulation S promulgated under the Securities Act and Section 4(a)(2) of the Securities Act. Pursuant to a registration rights agreement entered into prior to the First Closing (the “Registration Rights Agreement”), we agreed that, within thirty (30) calendar days of the Closing, we will file with the SEC a resale registration statement registering the resale of certain Pubco Ordinary Shares and other equity securities of Pubco that are held by certain former shareholders of FREYR Legacy. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Concurrently with the execution of the Business Combination Agreement, Alussa and Pubco entered into subscription agreements (the “Subscription Agreements”) with each of the PIPE Investors, pursuant to which, at the Closing, the PIPE Investors subscribed for and purchased an aggregate of 60,000,000 PIPE Shares at a price of $10.00 per share for aggregate proceeds of $600,000,000. The PIPE Shares have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Pursuant to the Subscription Agreements, we agreed that, within thirty (30) calendar days of the Closing Date, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of the PIPE Shares. The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
FREYR Battery announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, FREYR Battery’s website (www.freyrbattery.com), its investor relations website (ir.freyrbattery.com/overview/), and its news site (ir.freyrbattery.com/ir-news). FREYR Battery uses these channels, as well as social media, including its Twitter account (@FREYRBattery), LinkedIn account (www.linkedin.com/company/freyrbattery), and Youtube page (https://www.youtube.com/channel/UCo0NLMtaYsf2HfnDe6XtFLw), to communicate with investors and the public news and developments about FREYR Battery and other matters. Therefore, FREYR Battery encourages investors, the media, and others interested in FREYR Battery to review the information it makes public in these locations, as such information could be deemed to be material information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FREYR BATTERY
By:
/s/ Steffen Føreid

Name:
Steffen Føreid

Title:
Chief Executive Officer

Dated: July 19, 2021